Exhibit (a)(1)

                               BE AEROSPACE, INC.

   OFFER TO EXCHANGE ALL OUTSTANDING STOCK OPTIONS (ON A GRANT-BY-GRANT BASIS)
        WITH AN EXERCISE PRICE EQUAL TO OR IN EXCESS OF $12.00 PER SHARE
         TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,
         GRANTED TO ELIGIBLE EMPLOYEES AND NON-EMPLOYEE DIRECTORS UNDER
                    EMPLOYEE AND DIRECTOR STOCK OPTION PLANS
                              FOR NEW STOCK OPTIONS


================================================================================

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE

================================================================================

          BE Aerospace is offering each eligible employee of BE Aerospace and its subsidiaries and each non-employee director of BE Aerospace the opportunity to exchange (on a grant-by-grant basis) all of his or her eligible stock options for new stock options. The eligible stock options are each option to purchase shares of BE Aerospace common stock with an exercise price equal to or in excess of $12.00 per share that were granted under BE Aerospace's Amended and Restated 1989 Stock Option Plan, 1991 Directors' Stock Option Plan, United Kingdom 1992 Employee Share Option Scheme, 1996 Stock Option Plan, 2001 Stock Option Plan and 2001 Directors' Stock Option Plan.

          The offer is a three-for-one exchange whereby BE Aerospace will grant one new option to purchase one share of BE Aerospace common stock for every three eligible stock options tendered in the offer. The exercise price of the new stock options will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant. Unless the offer is extended by BE Aerospace, the date of grant is expected to be January 26, 2004, which is the first business day after the date that is six months and one day after the eligible stock options are cancelled pursuant to the offer. The new stock options will have the terms and conditions described in this Offer to Exchange.

          BE Aerospace is making the offer upon the terms and subject to the conditions described in this Offer to Exchange and in the related cover letter and acceptance letter, which together, as they may be amended from time to time, constitute the offer. Participation in the offer is voluntary. If you do not participate in the offer, you will retain your existing stock options to purchase BE Aerospace common stock, without change to the exercise price or number of shares.

          Although BE Aerospace's board of directors has approved the offer, neither BE Aerospace nor its board of directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to accept the offer. You should note, however, that each of BE Aerospace's non-employee directors and named executive officers has indicated that he currently intends to participate in the offer with respect to his eligible stock options.

          The offer is not conditioned on a minimum number of eligible employees and non-employee directors accepting the offer or a minimum number of eligible stock options being tendered for exchange.

          Nothing in this document gives, or shall be considered to give, you the right to remain in the employ of BE Aerospace and its subsidiaries or as a member of the board of directors of BE Aerospace. Nothing in this document shall limit the right of BE Aerospace to terminate your employment at any time with or without cause or remove you as a director for cause. If your employment with, or service as a non-employee director of, BE Aerospace terminates for any reason after your tendered stock options are cancelled pursuant to the offer but prior to the date that new stock options are granted, you will not receive new stock options and you will not have any rights under your cancelled stock options. Nothing in this document shall be considered a contract or guarantee of wages or compensation.

          BE Aerospace common stock is quoted on the Nasdaq National Market under the symbol "BEAV." You should evaluate current market quotes for BE Aerospace common stock, among other factors, before deciding whether or not to tender your eligible stock options.

          The offer has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined whether the information in this document is accurate or complete. Any representation to the contrary is a criminal offense.

          Any questions or requests for assistance or additional copies of any documents referred to in this Offer to Exchange may be directed to: BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, Vice President - Finance and Treasurer, Telephone number: (561) 791-5000, ext. 1402, Facsimile number: (561) 791-3966, email: jeff_holtzman@beaerospace.com.

          BE Aerospace is not making the offer to, nor will it accept any tender of eligible stock options from or on behalf of, eligible employees and non-employee directors in any jurisdiction in which the offer or the acceptance of any tender of eligible stock options would not be in compliance with the laws or rules of any regulatory authorities or other governing agencies or groups of such jurisdiction. However, BE Aerospace may, in its sole discretion, take any actions necessary to make the offer to eligible employees and non-employee directors in any such jurisdiction.

================================================================================
          BE AEROSPACE HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION OR REPRESENTATION ON ITS BEHALF AS TO WHETHER YOU SHOULD ACCEPT OR REJECT THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH BE AEROSPACE HAS REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY BE AEROSPACE.
================================================================================

                                TABLE OF CONTENTS

                                                                          Page


SUMMARY TERM SHEET...........................................................1

RISKS OF PARTICIPATING IN THE OFFER.........................................13

THE OFFER TO EXCHANGE.......................................................15

1.       Eligible Employees, Eligible Non-Employee Directors and Eligible
         Stock Options; Expiration of the Offer.............................15

2.       Purpose of the Offer...............................................17

3.       Procedures for Accepting the Offer.................................18

4.       Withdrawal Rights..................................................19

5.       Acceptance of Eligible Stock Options for Exchange and Issuance of
         New Stock Options..................................................20

6.       Conditions of the Offer............................................21

7.       Price Range of Common Stock Underlying the Eligible Stock Options..23

8.       Source and Amount of Consideration; Terms of New Stock Options.....24

9.       Information Concerning BE Aerospace................................29

10.      Interests of Directors and Officers; Transactions and Arrangements
         Concerning the Stock Options and BE Aerospace Common Stock.........34

11.      Accounting Consequences of the Offer...............................35

12.      Legal Matters; Regulatory Approvals................................35

13.      Material Income Tax Consequences...................................36

14.      Extension of Offer; Termination; Amendment.........................40

15.      Fees and Expenses..................................................40

16.      Additional Information.............................................40

17.      Forward-Looking Statements.........................................42

18.      Miscellaneous......................................................42

SCHEDULE A  INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
        BE AEROSPACE........................................................A-1

SCHEDULE B  FORM OF ACCEPTANCE LETTER United States and The Netherlands.....B-1

FORM OF ACCEPTANCE LETTER United Kingdom....................................B-7

SCHEDULE C  FORM OF WITHDRAWAL LETTER United States and The Netherlands.....C-1

FORM OF WITHDRAWAL LETTER United Kingdom....................................C-4

                               SUMMARY TERM SHEET

          This summary term sheet highlights selected information from this Offer to Exchange. This summary is not complete and BE Aerospace urges you to read carefully and in its entirety the remainder of this Offer to Exchange including, without limitation, the Section entitled "Risks of Participating in the Offer" and the accompanying acceptance letter attached hereto as Schedule B of this document in order to determine whether you should participate in the offer. BE Aerospace has included references to the relevant sections in this Offer to Exchange where you can find a more complete description of the topics in this summary.

                        GENERAL QUESTIONS ABOUT THE OFFER

Q1.    What is BE Aerospace offering to exchange?

          BE Aerospace is offering each eligible employee and non-employee director the opportunity to exchange (on a grant-by-grant basis) for new stock options all of his or her currently outstanding options to purchase shares of BE Aerospace common stock with an exercise price equal to or in excess of $12.00 per share granted under BE Aerospace's eligible plans. The eligible plans, which we collectively refer to as "the Plans," include the following plans:

          o Amended and Restated 1989 Stock Option Plan (which we refer to as the "1989 Plan"),

          o 1991 Directors' Stock Option Plan (which we refer to as the "1991 Directors Plan"),

          o United Kingdom 1992 Employee Share Option Scheme (which we refer to as the "UK Plan"),

          o    1996 Stock Option Plan (which we refer to as the "1996 Plan"),

          o 2001 Stock Option Plan (which we refer to as the "2001 Employee Plan") and

          o 2001 Directors' Stock Option Plan (which we refer to as the "2001 Directors Plan").

          The new stock options generally will be granted pursuant to the same Plan under which the cancelled eligible stock options were granted. However, as the UK Plan, the 1989 Plan and the 1991 Directors Plan have expired, all eligible stock options granted under these Plans will be replaced with new stock options granted under the 1996 Plan, the 2001 Employee Plan and the 2001 Directors Plan, respectively.

          BE Aerospace is making the offer upon the terms and subject to the conditions described in this Offer to Exchange and in the related cover letter and acceptance letter, which together, as they may be amended from time to time, constitute the offer.

          Throughout this document, we will generally refer to stock options in the same numbers as the shares of BE Aerospace common stock underlying any particular option grant. For example, we will refer to a stock option to purchase 100 shares of BE Aerospace common stock as 100 stock options. See
Section 1 of this Offer to Exchange.

Q2.    Why is BE Aerospace making the offer?

          BE Aerospace has not paid any management incentive compensation for the past two years, and, given the current outlook for the business, may be restricted from paying cash bonuses in the near term. As a result, stock options are a critical component of your compensation program. Stock options encourage you to act as an owner, which helps align your interests with those of BE Aerospace's stockholders. BE Aerospace grants stock options to motivate and reward you for profitable growth and to encourage you to continue your employment with, or service as a non-employee director of, BE Aerospace.

          The financial crisis in the airline industry has negatively impacted BE Aerospace's stock price, resulting in few stock option exercises. In addition, due to this negative impact on BE Aerospace's stock price, many of your stock options, whether or not they are currently exercisable, are "underwater" because they have exercise prices that are significantly higher than the current trading price of BE Aerospace common stock. For this reason, BE Aerospace believes these stock options are unlikely to be exercised in the near future and consequently, do not effectively retain and motivate employees and non-employee directors. By offering to exchange outstanding stock options for new stock options that will have an exercise price determined by the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant, BE Aerospace intends to provide its employees and non-employee directors with the benefit of holding stock options that over time may have a greater potential to increase in value, and thereby create better incentives for employees and non-employee directors to remain with BE Aerospace and contribute to the attainment of BE Aerospace's business and financial objectives and the creation of value for all of BE Aerospace's stockholders. See Section 2 of this Offer to Exchange.

Q3.    How should I decide whether or not to participate?

          Participation in the offer is voluntary. BE Aerospace understands that this will be an important decision for you. The decision to participate must be your personal decision, and will depend largely on the specific terms of your existing stock options and on your assessment of many risk factors, including the following:

          o If your employment with, or service as a non-employee director of, BE Aerospace terminates for any reason after your eligible stock options are cancelled pursuant to the offer and prior to the grant of the new stock options, you will not receive new stock options and you will not have any rights under your cancelled stock options.

          o Participation in the offer will make you ineligible to receive any stock option grants until at least six months and one day after your eligible stock options are cancelled pursuant to the offer. You should note, however, that BE Aerospace does not currently intend to grant stock options during this period.

          o If BE Aerospace's stock price increases significantly after the date your eligible stock options are cancelled and you receive new stock options with an exercise price higher than that of your cancelled stock options, your new stock options may be less valuable than your cancelled eligible stock options.

          o Because the exchange of stock options pursuant to the offer is less than one-for-one, it is possible that after tendering your eligible stock options your new stock options may be less valuable than your cancelled eligible stock options.

          o Your new stock options will not become fully vested and exercisable until (i) the third anniversary of the date of the grant, in the case of stock options granted to employees, and
               (ii) the fourth anniversary of the date of the grant, in the case of stock options issued to non-employee directors, even if your cancelled stock options were fully or partially vested.

          o You may not receive any new stock options even if BE Aerospace has accepted your tendered stock options for exchange if BE Aerospace is prohibited by applicable law or regulations from doing so.

          o You may lose all your eligible stock options and not receive any new stock options if BE Aerospace effects a merger or a similar transaction after your eligible stock options are cancelled pursuant to the offer. BE Aerospace is not currently in discussions regarding any such merger or similar transaction.

          These and other risks are described in more detail under the Section entitled "Risks of Participating in the Offer" and Sections 5 and 8 of this Offer to Exchange. You should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer.

Q4.    What do BE Aerospace and the board of directors think of the offer?

          Although BE Aerospace's board of directors has approved the offer, neither BE Aerospace nor its board of directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to participate in the offer. You should note, however, that each of BE Aerospace's non-employee directors and named executive officers has indicated that he currently intends to participate in the offer with respect to his eligible stock options. See Section 2 of this Offer to Exchange.

Q5.    Can BE Aerospace terminate or amend the offer?

          Yes. Prior to the expiration of the offer, BE Aerospace may terminate or amend the offer if certain events occur that would make it inadvisable for BE Aerospace to proceed with the offer. These events include, among other things:

          o    changes in applicable law or regulations;

          o    changes in accounting principles;

          o third-party tender offers for BE Aerospace common stock or other acquisition proposals;

          o    adverse changes in market conditions; and

          o    lawsuits challenging the offer.

          These and various other events are more fully described in Section 6 of this Offer to Exchange. Once the offer has expired and the tendered stock options have been accepted for exchange and cancelled pursuant to the offer, BE Aerospace will no longer be able to terminate or amend the offer, even if any of the specified events occur during the period between the expiration of the offer and the date of grant of the new stock options. See "Risks of Participating in the Offer" and Sections 6 and 14 of this Offer to Exchange.

Q6. What if BE Aerospace enters into a merger or similar transaction before my new stock options are granted?

          It is possible that BE Aerospace might effect a merger or similar transaction after it cancels your eligible stock options but before it grants you the new stock options. If the acquiror or successor to BE Aerospace pursuant to such merger or similar transaction does not offer you participation in a stock option plan or enter into an individual stock option agreement with you, you will not receive any new stock options while having lost all of your rights under your cancelled eligible stock options. BE Aerospace is not currently in discussions regarding any such merger or similar transaction. See "Risks of Participating in the Offer."

Q7.    Are there other circumstances where I would not be granted a new option?

          Yes. BE Aerospace will not grant new stock options to you if it is prohibited by applicable law or regulations. Such a prohibition could result from changes in Securities and Exchange Commission (which we refer to as the "SEC") rules, regulations or policies or Nasdaq National Market listing standards. BE Aerospace is unaware of any such prohibition in effect at this time and will use reasonable efforts to effect the grant of new stock options, but if the grant is prohibited as of the date of grant, BE Aerospace will not grant you any new stock options, and you will not receive any other compensation for your cancelled eligible stock options. See "Risks of Participating in the Offer" and Sections 5 and 8 of this Offer to Exchange.

Q8.    Has this Offer to Exchange been approved by the stockholders of BE
       Aerospace?

          Yes. Each of the Plans (other than the UK Plan and the 1996 Plan) requires that BE Aerospace obtain stockholder approval of any decrease in the exercise price of an option, including pursuant to the offer. As a result, on June 19, 2003, at BE Aerospace's annual meeting, the stockholders of BE Aerospace approved the offer. No stockholder approval of the offer is currently required by law or regulation; however, if approved by the SEC, proposed amendments to the Nasdaq National Market listing standards would require BE Aerospace to obtain stockholder approval prior to commencing the offer. BE Aerospace does not know when the new listing standards will become effective or the effect, if any, that they will have on the offer. While BE Aerospace currently believes that the stockholder approval obtained at the annual meeting would satisfy the proposed listing standards, it cannot guarantee that they will satisfy the final listing standards when and if adopted. See "Risks of Participating in the Offer" and Section 12 of this Offer to Exchange.

Q9.    What happens at the end of the offer?

          Subject to its right to cancel, amend or extend the offer prior to its expiration, BE Aerospace will accept promptly after the expiration of the offer all eligible stock options properly tendered and not validly withdrawn by giving email or written notice of such acceptance. Promptly thereafter, BE Aerospace will send each eligible employee and non-employee director validly accepting the offer, email or written notice indicating the number of eligible stock options that BE Aerospace has accepted for exchange, the corresponding number of new stock options and the expected grant date of the new stock options. See Sections 3 and 5 of this Offer to Exchange.

Q10. When does the offer expire? Can the offer be extended, and if so, how will I be notified if it is extended?

          The offer expires on July 22, 2003, at 5:00 p.m., Eastern Time, unless extended by BE Aerospace.

          BE Aerospace may, in its sole discretion, extend the offer at any time. If the offer is extended, BE Aerospace will make an announcement of the extension no later than 9:00 a.m., Eastern Time, on the business day immediately following the previously scheduled expiration of the offer. See Section 14 of this Offer to Exchange.

                               ELIGIBILITY MATTERS

Q11.   Who qualifies as an eligible employee and eligible non-employee director?

          Eligible Employees. An eligible employee is an employee of BE Aerospace and its subsidiaries who holds eligible stock options and is continuously employed by BE Aerospace and its subsidiaries or is on an authorized leave of absence on each of June 23, 2003 and the date the offer expires. An employee will not be considered an eligible employee and, accordingly, will not be eligible to participate in the offer if, before the expiration of the offer, such employee:

          o receives a notice of involuntary termination from BE Aerospace for any reason;

          o    resigns or gives notice of resignation from such employment;

          o    retires or elects to retire from such employment;

          o terminates such employment or receives a notice of termination from BE Aerospace as a result of a permanent disability; or

          o    dies.

          Eligible Non-Employee Directors. An eligible non-employee director is a non-employee director of BE Aerospace who holds eligible stock options and continues to be a member of the board of directors of BE Aerospace on each of June 23, 2003 and the date the offer expires. A non-employee director will not be considered an eligible non-employee director and, accordingly, will not be eligible to participate in the offer if, before the expiration of the offer, such non-employee director:

          o    becomes disqualified;

          o is removed from office for cause in accordance with the BE Aerospace bylaws;

          o    resigns or gives notice of resignation from such directorship; or

          o    dies.

          Former employees and non-employee directors, retirees and consultants who hold stock options are not eligible to participate in the offer. See Section 1 of this Offer to Exchange.

Q12. Are there any eligibility requirements that I must satisfy after the expiration of the offer to receive the new stock options?

          With respect to employees, to be entitled to the new stock options after you accept the offer and your eligible stock options are cancelled, you must be an eligible employee meeting all of the following conditions:

          o you must be continuously employed by BE Aerospace and its subsidiaries or be on an authorized leave of absence from the date the offer expires through the date of grant of the new stock options; and

          o if you are on an authorized leave of absence on the grant date of the new stock options, you must return to active employment on or before July 26, 2004 and the date that you return to active employment will be the grant date of your new stock options.

          With respect to non-employee directors, to be entitled to the new stock options after you accept the offer and your eligible stock options are cancelled, you must continue to be a member of the board of directors of BE Aerospace from the date the offer expires through the date of grant of the new stock options.

          See "Risks of Participating in the Offer" and Section 5 of this Offer to Exchange.

Q13. How can I find out the details of my outstanding stock options that are eligible for the offer?

          BE Aerospace will provide you with an email or written communication setting forth the details of your outstanding stock options. In addition, you may contact BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, Vice President - Finance and Treasurer, Telephone number: (561) 791-5000, ext. 1402, Facsimile number: (561) 791-3966, email: jeff_holtzman@beaerospace.com for further information about your eligible stock options. See Section 16 of this Offer to Exchange.

Q14. Will BE Aerospace grant stock options to eligible employees and non-employee directors during the period between the date the offer commences and the date tendered eligible stock options are cancelled pursuant to the offer, which is currently scheduled to be July 22, 2003?

          BE Aerospace does not intend to grant stock options to eligible employees and non-employee directors during the period starting the date the offer commences and ending on the date tendered eligible stock options are cancelled because, under applicable accounting rules, BE Aerospace might have to recognize significant accounting charges if it did so. See Section 11 of this Offer to Exchange.

Q15. Will I be considered for additional option grants before the grant date of the new stock options? If I have eligible stock options and do not participate in the offer, when should I expect to receive my next option grant?

          BE Aerospace does not intend to grant stock options to eligible employees and non-employee directors who participate in the offer until at least six months and one day after the eligible stock options tendered are cancelled pursuant to the offer because, under applicable accounting rules, BE Aerospace might have to recognize significant accounting charges if it did so. If you choose not to participate in the offer, you will remain eligible to receive additional stock options. You should note, however, that, except as set forth in Question 16, it is BE Aerospace's current intention not to grant additional stock options until at least six months and one day after the expiration of the offer to any employee and non-employee director, whether or not they participate in the offer, except in extraordinary circumstances. BE Aerospace anticipates returning to a more traditional granting pattern for stock options six months and one day after the tendered eligible stock options are cancelled pursuant to the offer. BE Aerospace is under no obligation to make future option grants to you regardless of whether you elect to participate in the offer. See Section 11 of this Offer to Exchange.

Q16. If I am a non-employee director and I elect to tender some or all of my eligible stock options will I be entitled to receive my December 15, 2003 automatic grant of 5,000 stock options under the 2001 Directors Plan?

          As described above, due to the accounting rules, participation in the offer will make you ineligible to receive any stock option grants until at least six months and one day after your eligible stock options are cancelled pursuant to the offer. Nonetheless, as stock option grants are a significant component of your director compensation, you will be entitled to receive a grant of 5,000 stock options on the grant date of the new stock options, which is currently expected to be January 26, 2004, provided that you continue to be a member of the board of directors of BE Aerospace on such date and satisfy all other requirements under the 2001 Directors Plan. The terms of your non-employee director stock option grants will remain the same, however the exercise price will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on either (i) the trading day immediately preceding the date of grant or (ii) December 15, 2003, whichever is greater.

          If you do not elect to participate in the offer, you will continue to receive your automatic grant of 5,000 stock options under the 2001 Directors Plan on December 15, 2003.


QUESTIONS REGARDING THE NEW STOCK OPTIONS RECEIVED IN THIS OFFER TO EXCHANGE

Q17. If I accept the offer, how many new stock options will I receive in exchange for my eligible stock options?

          The offer is a three-for-one exchange. BE Aerospace will grant one new stock option to purchase one share of BE Aerospace common stock for every three eligible stock options cancelled in the offer subject to adjustment for any stock splits and similar events occurring prior to the grant date. However, BE Aerospace will not issue any new stock options exercisable for fractional shares. Instead, BE Aerospace will round down each grant of the cancelled eligible stock options to the nearest whole number of new stock options, but you will not lose more than one whole stock option as a result of such rounding. See
Section 8 of this Offer to Exchange.

Q18.   Under which Plan will my new stock options be granted?

          The new stock options generally will be issued pursuant to the same plan that the cancelled eligible stock options were granted. However, as the UK Plan, the 1989 Plan and the 1991 Directors Plan have expired, eligible stock options granted under these plans will be replaced with new stock options under an active Plan as follows:

                Expired Plan                New Plan
                  UK Plan....................1996 Plan
                  1989 Plan..................2001 Employee Plan
                  1991 Directors Plan........2001 Directors Plan

          No new stock options will be granted under the expired Plans.

Q19.   What will the terms of my new stock options be?

          The new stock options will have substantially the same terms and conditions as the eligible stock options for which they are exchanged, except for the following:

          o Exercise Price. All new stock options will be granted with an exercise price equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant.

          o Vesting. Even if the cancelled eligible stock options are fully or partially vested, the new stock options will be subject to a new vesting schedule. New stock options granted to employees will vest in four equal annual installments with 25% vesting on the date of grant and on each of the first, second and third anniversaries of the date of grant. New stock options issued to non-employee directors will vest in four equal annual installments with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant.

          o Term. The term of your new stock options will generally be ten years from the date of grant, subject to earlier expiration upon your termination of employment or certain corporate transactions. The cancelled eligible stock options generally have original terms of ten years but may have less than ten years remaining under their terms.

          o Incentive Stock Options. Certain eligible stock options are incentive stock options pursuant to Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, incentive stock options have more favorable tax treatment to employees. To the extent that a cancelled eligible stock option was intended to qualify as an incentive stock option, the new stock options will also be intended to qualify as incentive stock options to the extent permitted by law. See Section 13 of this Offer to Exchange.

          o United Kingdom Employees. Certain eligible stock options were granted pursuant to the portion of the UK Plan that was approved by the U.K. Inland Revenue. Generally, U.K. Inland Revenue approved stock options have more favorable tax treatment to you because you are not liable for income tax and social security contributions on any gain received upon an exercise of your options occurring more than three years after grant or six months following your termination of employment for certain reasons. As the 1996 Plan is not a U.K. Inland Revenue approved plan, the new stock options granted in exchange for your eligible U.K. Inland Revenue approved stock options cancelled in the offer will not qualify as U.K. Inland Revenue approved stock options. Therefore, income tax and social security contributions will be payable on any gain made on the exercise of the new stock options.

          See Section 8 of this Offer to Exchange.

Q20. What if my eligible options are modified by an individually negotiated agreement?

          If you are party to an employment or other individually negotiated agreement with BE Aerospace or one of its subsidiaries that modifies or alters the terms of some or all of your eligible stock options, your new stock options granted in exchange will be subject to the same provisions. See Section 8 of the Offer to Exchange.

Q21.   When will the new stock options vest?

          As mentioned above, new stock options granted to employees will vest in four equal annual installments beginning on the date of grant. New stock options issued to non-employee directors will vest in four equal annual installments beginning on the first anniversary of the date of grant. You should note that while some or all of your eligible stock options may already be fully or partially vested and exercisable, your new stock options will not be fully exercisable until the applicable final vesting date. If your employment terminates for any reason prior to the third anniversary of the date of grant, the unvested portion of your new stock options will be forfeited, and you will have no rights in connection with your cancelled eligible stock options. Similarly, if you are a non-employee director and your service as a director terminates for any reason prior to the fourth anniversary of the date of grant, the unvested portion of your new stock options will be forfeited, and you will have no rights in connection with your cancelled eligible stock options. See
Section 8 of this Offer to Exchange.

Q22.   When will the new stock options be granted?

          Unless the offer is extended, BE Aerospace expects the date of grant of the new stock options to be January 26, 2004, which is the first business day after the date that is six months and one day after the eligible stock options are cancelled pursuant to the offer. On the grant date, new stock options will be granted to employees who are actively employed by BE Aerospace and non-employee directors who continue to be members of the board of directors of BE Aerospace. See Sections 5 and 8 of this Offer to Exchange.

Q23. What happens if I accept the offer and I am on an authorized leave of absence on the grant date of the new stock options?

          If you accept the offer and you are on an authorized approved leave of absence on the new stock option grant date, you will be entitled to a grant of new stock options only if you return to active employment with BE Aerospace on or before July 26, 2004. In that event, you will receive a grant of new stock options on the date you return to active employment. The exercise price of your new stock options will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately prior to the date you return to active employment. See
Section 5 of this Offer to Exchange.

Q24. Will I have to wait longer to purchase shares of common stock under my new stock options than I would under the eligible stock options I exchange?

          Yes. The new stock options will not be fully vested at grant, even if the eligible stock options you exchange are currently vested. New stock options granted to employees will vest in four equal annual installments beginning on the date of grant, and new stock options issued to non-employee directors will vest in four equal annual installments beginning on the first anniversary of the date of grant. You should note that your employment with BE Aerospace is "at will" and may be terminated by BE Aerospace at any time. If your employment terminates for any reason prior to the third anniversary of the date of grant, the unvested portion of your new stock options will be forfeited. Similarly, if you are a non-employee director and your service as a director terminates for any reason prior to the fourth anniversary of the date of grant, the unvested portion of your new stock options will be forfeited. You should consider your future employment plans in determining whether or not to tender any eligible stock options for exchange in the offer. See Sections 5 and 8 of this Offer to Exchange.

Q25. Why won't I receive my new stock options immediately after the expiration of the offer?

          Under applicable accounting rules, BE Aerospace may have to recognize significant accounting charges if it were to grant the new stock options immediately after the expiration of the offer. This may reduce BE Aerospace's reported earnings for each fiscal quarter that the new stock options remained outstanding and may have a negative impact on BE Aerospace's stock price performance. See Section 11 of this Offer to Exchange.

Q26. Why can't I just be granted more stock options without having my eligible stock options cancelled?

          BE Aerospace has a limited pool of shares of common stock available for stock option grants to its employees and non-employee directors. The grant of supplemental stock options, without the cancellation of outstanding eligible stock options, would reduce the number of shares of common stock that is currently available for stock option grants. The shares of BE Aerospace common stock underlying eligible stock options granted pursuant to the Plans, excluding the UK Plan, that are cancelled in the offer will become available for the grant of the new stock options and future grants of stock options under the applicable Plans. The shares of BE Aerospace common stock underlying eligible stock options that were granted under the expired 1989 Plan and the expired 1991 Directors Plan will become available for the grant of the new stock options and for future stock option grants under the 2001 Employee Plan and the 2001 Directors Plan, respectively. See Section 8 of the Offer to Exchange.

Q27.   Why isn't this a one-for-one exchange?

          BE Aerospace believes that the structure of the offer, including an exchange ratio that is less than one-for-one, strikes a balance between the interests of the employees and stockholders of BE Aerospace by attempting to minimize the future dilutive impact of BE Aerospace's ongoing stock option programs and recognizes the difference between the value of the cancelled stock options with an exercise price equal to or in excess of $12.00 per share and the value of the new stock options with a potentially lower exercise price.

Q28. Will I have to pay taxes if I exchange my eligible stock options in the offer?

          U.S. Participants. If you exchange your eligible stock options for new stock options, you will not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange. BE Aerospace believes that the exchange will be treated as a non-taxable exchange. Further, BE Aerospace believes that you will not be required under current law to recognize income for U.S. federal income tax purposes upon the grant of the new stock options.

          Non-U.S. Participants. Included as part of Section 13 to this Offer to Exchange are summaries of the general tax consequences of the offer in the United Kingdom and the Netherlands. If you are subject to the tax laws of the United Kingdom or the Netherlands, you should review these summaries carefully before deciding whether or not to participate in the offer.

          As tax consequences may vary depending on each individual's circumstances, BE Aerospace recommends that all eligible employees and non-employee directors consult with their own tax advisors to determine the tax consequences of their participation in the offer. See Section 13 of this Offer to Exchange.

Q29.   Will my new stock options be incentive stock options?

          Eligible stock options that were intended to qualify as incentive stock options will be replaced with new stock options that are also intended to qualify as incentive stock options to the extent permitted by applicable law. Generally, incentive stock options have more favorable tax treatment to you, if you satisfy the holding period and other requirements, because:

          o    you do not recognize taxable income upon exercise; and

          o upon the sale of a share of common stock acquired upon exercise, you recognize capital gains or losses on the difference between the exercise price and the sale price.

          See Section 13 of the Offer to Exchange.



QUESTIONS REGARDING THE NEW STOCK OPTIONS RECEIVED IN THIS OFFER TO EXCHANGE

Q30. What happens to eligible stock options that I tender and that are accepted for exchange?

          Tendered eligible stock options that are accepted for exchange will be cancelled on the expiration date of the offer and the agreement evidencing such shares will be null and void. If the tendered eligible stock options were granted under any Plans, other than the UK Plan, the shares of BE Aerospace common stock underlying such stock options will become available for the grant of the new stock options and for future stock option grants under the applicable Plans. Tendered eligible stock options that were granted under the expired 1989 Plan and the expired 1991 Directors Plan will become available for the grant of new stock options and for future stock option grants under the 2001 Employee Plan and the 2001 Directors Plan, respectively. No new stock option grants will be made under the UK Plan, the 1989 Plan or the 1991 Directors Plan. See Section 8 of this Offer to Exchange.

Q31. If I elect to exchange eligible stock options, do I have to exchange all of my eligible stock options or can I just exchange some of them?

          You are not required to exchange all of your eligible stock options, but you must exchange all eligible stock options covered by a grant made on any particular date evidenced by one option agreement. Therefore, if you have been granted eligible stock options pursuant to multiple option agreements, you have multiple grants of eligible stock options. You will need to make a decision to accept the offer for each separate eligible stock option grant independently. If you wish to accept the offer for stock options granted pursuant to an option agreement, you must exchange all eligible stock options granted pursuant to that option agreement. On or about the date of this Offer to Exchange, BE Aerospace will provide you with an email containing information regarding each of your outstanding stock option grants. See Section 1 of this Offer to Exchange.

Q32. Can I exchange the remaining portion of a stock option that I have already partially exercised?

          Yes, while generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible stock option that you have partially exercised. See Section 1 of this Offer to Exchange.

Q33.   Can I exchange stock options that I have already exercised?

          No. The offer pertains to outstanding stock options and does not apply in any way to shares of BE Aerospace common stock purchased, whether upon the exercise of stock options or otherwise. Stock options for which you have properly submitted an exercise notice prior to the expiration of the offer will be considered exercised, whether or not you have received confirmation of exercise for the shares of BE Aerospace common stock purchased. See Section 1 of this Offer to Exchange.

Q34. Will I be required to give up all my rights to eligible stock options that are cancelled in the offer?

          Yes. Once BE Aerospace has accepted your tendered eligible stock options for exchange in the offer, such eligible stock options will be cancelled, and you will no longer have any rights with respect to those eligible stock options. See Section 5 and 8 of this Offer to Exchange.

Q35. What happens if I accept the offer and my employment with, or service as a non-employee director of, BE Aerospace is terminated for any reason prior to the expiration of the offer?

          If you are an employee and you elect to accept the offer and your employment terminates prior to the expiration of the offer for any reason, including, without limitation, a reduction in force, your voluntary resignation, your termination with or without cause or your death or permanent disability, your acceptance is presumed to have been automatically withdrawn and your eligible stock options will remain outstanding and retain their current exercise prices and other current terms. You should note that your employment with BE Aerospace is "at will" and may be terminated at any time.

          If you are a non-employee director and you elect to accept the offer and your service as a director terminates prior to the expiration of the offer by reason of your voluntary resignation, your removal for cause, your disqualification or your death, your acceptance is presumed to have been automatically withdrawn, and your eligible stock options will remain outstanding and retain their current exercise prices and other current terms. You should note that your service as a director of BE Aerospace is not guaranteed and BE Aerospace is under no obligation to nominate you or cause you to be reelected to the board of directors.

Q36. What happens if I accept the offer and my employment with, or service as a non-employee director of, BE Aerospace is terminated for any reason after the expiration of the offer but before the grant date of the new stock options?

          If you are an employee and you elect to accept the offer and your employment terminates after the expiration of the offer and prior to the grant of new stock options for any reason, including, without limitation, a reduction in force, your voluntary resignation, your termination with or without cause or your death or permanent disability, you will not receive any new stock options, and you will have lost all of your rights with respect to the eligible stock options you tendered in the offer.

          If you are a non-employee director and you elect to accept the offer and your service as a director terminates after the expiration of the offer and prior to the grant of new stock options by reason of your voluntary resignation, your removal for cause, your disqualification or your death after the expiration of the offer and prior to the grant of new stock options, you will not receive any new stock options, and you will have lost all of your rights with respect to the eligible stock options you tendered in the offer.

          Your participation in the offer does not constitute a guarantee that your employment with, or service as a non-employee director of, BE Aerospace will be continued through the grant date of the new stock options. See "Risks of Participating in the Offer" and Section 5 of this Offer to Exchange.

Q37. After the new stock options are granted, what happens if my new stock options end up out-of-the-money again?

          BE Aerospace is only conducting the offer at this time due to current stock market conditions that have affected many companies throughout the country. The offer is therefore considered a one-time offer and is not expected to be offered again in the future. Your new stock options will have a ten-year term. During this new term, the price of BE Aerospace common stock may fluctuate and your new stock options may be out-of-the-money for some period of time after their grant date. BE Aerospace can provide no assurance as to the price of its common stock at any time in the future. See "Risks of Participating in the Offer" and Section 7 of the Offer to Exchange.

Q38. Will my eligible stock options be affected if I choose not to participate in the offer or if BE Aerospace does not accept my tendered eligible stock options?

          Participation in the offer is voluntary. Generally, if you choose not to participate in the offer or if BE Aerospace rejects your acceptance letter for any reason described in this Offer to Exchange, your eligible stock options will remain outstanding and retain their current exercise prices and other current terms. See Section 8 of this Offer to Exchange. There is a risk, however, that eligible incentive stock options you hold may be deemed modified and treated by the Internal Revenue Service ("IRS") as nonqualified stock options and taxed accordingly. BE Aerospace recommends that all eligible employees and non-employee directors consult with their own tax advisor to determine the tax consequences of the offer. See Section 13 of this Offer to Exchange.

Q39. Can I continue to exercise my vested eligible stock options between June 23, 2003 and the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003?

          Yes. You can exercise vested eligible stock options during this period. However, eligible stock options that you exercise during this period will no longer be outstanding and will not be available for cancellation and exchange in the offer. See Section 1 of the Offer to Exchange.

                    PROCEDURES FOR PARTICIPATING IN THE OFFER

Q40.   What do I need to do to participate in the offer?

          If you wish to participate in the offer, you must deliver to BE Aerospace the signed signature page of the acceptance letter using the form attached as Schedule B of this document, or a facsimile thereof, by which you effectively tender your eligible stock options for exchange. You do not need to return the option agreements governing your eligible stock options to effectively accept the offer. Such agreements will be null and void upon BE Aerospace's acceptance of your acceptance letter and cancellation of your eligible stock options pursuant to the offer.

          For your acceptance of the offer and tender of eligible stock options to be effective, BE Aerospace must receive the signature page of the acceptance letter, properly completed and signed by you, before the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, on July 22, 2003. The signed signature page must be delivered to BE Aerospace, Inc.,
Attention: Jeffrey P. Holtzman, 1400 Corporate Center Way, Wellington, FL 33414, facsimile number: (516) 791-3966. BE Aerospace will only accept delivery of the signed signature page of the acceptance letter by regular external mail, hand delivery or facsimile. Delivery by email or interoffice mail will NOT be accepted. If you choose to deliver your signature page by external mail, BE Aerospace recommends that you use registered mail with return receipt requested.

          If the offer is extended by BE Aerospace beyond July 22, 2003, BE Aerospace must receive your signed signature page of the acceptance letter before the extended expiration of the offer.

          BE Aerospace reserves the right to reject any or all acceptance letters tendering eligible stock options that it determines are not in appropriate form or are unlawful to accept. Otherwise, BE Aerospace will accept all properly and timely submitted acceptance letters tendering eligible stock options, which are not validly withdrawn, subject to BE Aerospace's rights to amend or terminate the offer described in Section 14. See Sections 3 and 14 of this Offer to Exchange.

Q41. During what period of time may I withdraw previously submitted acceptance letters?

          You may withdraw your submitted acceptance letters tendering eligible stock options at any time before the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. You must withdraw from the offer with respect to all your tendered eligible stock options; you may not withdraw from the offer with respect to only a portion of your tendered eligible stock options. If BE Aerospace extends the offer beyond the original expiration date, you may withdraw from the offer at any time until the extended expiration of the offer. To validly withdraw from the offer, BE Aerospace must receive the signature page to a withdrawal letter in the form attached as Schedule C of this document, or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the offer. As is the case with delivery of the acceptance letter, you may deliver the signed signature page of the withdrawal letter to BE Aerospace at the address noted above by regular external mail, hand delivery or facsimile. Once you have withdrawn from the offer, you may re-accept the offer, but only by again following the delivery procedures described above in question and answer 40. See Section 4 of this Offer to Exchange.

Q42.   If I choose not to accept the offer, what do I have to do?

          Nothing. You do not have to file or deliver any forms or letters if you choose to keep your eligible stock options and not participate in the offer. See Section 8 of this Offer to Exchange.

Q43.   Who can I talk to if I have questions about the offer?

          If you have any questions about the offer, you should contact BE Aerospace at:

          BE Aerospace, Inc.
          Attention: Jeffrey P. Holtzman

          Telephone number:  (516) 791-5000, ext. 1402
          Facsimile number: (516) 791-3966
          Email: jeff_holtzman@beaerospace.com

          See Section 16 of this Offer to Exchange.

Q44.   Where can I obtain copies of the documents constituting the offer?

          You can obtain copies of the documents constituting the offer on the internet through the website maintained by the SEC at www.sec.gov. Any questions or requests for assistance or additional copies of these documents may be directed to: BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, Vice President
- Finance and Treasurer, 1400 Corporate Center Way, Wellington, FL 33414, Telephone number: (561) 791-5000 ext. 1402, Facsimile number: (561) 791-3966, email: jeff_holtzman@beaerospace.com. See Section 16 of this Offer to Exchange.

                       RISKS OF PARTICIPATING IN THE OFFER

          Participation in the offer involves a number of potential risks, including those described below. This list briefly highlights some of the risks and is not exhaustive. Eligible employees and non-employee directors should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, BE Aerospace urges you to read this Offer to Exchange, the related cover letter and acceptance letter carefully and in their entirety before deciding to participate in the offer.

If your employment with, or service as a non-employee director of, BE Aerospace terminates for any reason after the expiration of the offer and prior to the grant of the new stock options, you will not receive new stock options and you will not be entitled to the return of your cancelled stock options.

          If you are an employee and you elect to accept the offer and your employment terminates after the expiration of the offer and prior to the grant of the new stock options for any reason, including, without limitation, a reduction in force, your voluntary resignation, your termination with or without cause or your death or permanent disability, you will not receive any new stock options, and you will have lost all your rights with respect to the eligible stock options you tendered in the offer. You should note that your employment with BE Aerospace is "at will" and may be terminated at any time. In addition, BE Aerospace can give no assurance that there will be no reductions in force or other terminations of employees in the future.

          If you are a non-employee director and you elect to accept the offer and your service as a director terminates after the expiration of the offer and prior to the grant of the new stock options for any reason, including, without limitation, your voluntary resignation, your removal for cause, your disqualification or your death, you will not receive any new stock options, and you will have lost all your rights with respect to the eligible stock options you tendered in the offer. You should note that BE Aerospace is under no obligation to nominate you or cause your reelection to the board of directors.

          Your participation in the offer does not constitute a guarantee that your employment with, or service as a non-employee director of, BE Aerospace will be continued through the grant date of the new stock options. BE Aerospace's revenues depend on, among other things, the health of the economy and the growth of its customers and potential customers. If the economic conditions in the United States remain stagnant or worsen or if a wider or global economic slowdown occurs, BE Aerospace may experience a material adverse impact on its business, operating results, and financial condition.

Participation in the offer will make you ineligible to receive any stock option grants until at least six months and one day after your eligible stock options are cancelled pursuant to the offer.

          BE Aerospace does not intend to grant stock options to eligible employees and non-employee directors who participate in the offer until at least six months and one day after the eligible stock options are cancelled pursuant to the offer because, under applicable accounting rules, BE Aerospace might have to recognize significant accounting charges if it did so. If you choose not to participate in the offer, you will remain eligible to receive additional stock options. You should note, however, that it is BE Aerospace's current intention not to grant additional stock options until at least six months and one day after the eligible stock options are cancelled pursuant to the offer to any eligible employees and non-employee directors, whether or not they participate in the offer, except in extraordinary circumstances.

          Under the 2001 Directors Plan, non-employee directors are eligible to receive an automatic grant of 5,000 stock options on December 15, 2003. As this automatic grant may cause adverse accounting consequences, no grants will be made on December 15, 2003 to eligible non-employee directors who elect to participate in the offer. Nonetheless, as stock option grants are a significant component of director compensation, a non-employee director who elects to participate in the offer will receive a grant of 5,000 stock options on the grant date of the new stock options, which is currently expected to be January 26, 2004, provided that the non-employee director continues to be a member of the board of directors of BE Aerospace on such date and satisfies all other requirements under the 2001 Directors Plan. The terms of the non-employee director stock option grants will remain the same, however, the exercise price will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on either (i) the trading day immediately preceding the date of grant or (ii) December 15, 2003, whichever is greater. As a result, your 2003 grants under the 2001 Directors' Plan may have a higher exercise price if you elect to participate in the offer.

If BE Aerospace's stock price increases significantly after the date your eligible stock options are cancelled pursuant to the offer, and you receive new stock options with a higher exercise price, your new stock options may be less valuable than your cancelled eligible stock options.

          There are a number of factors that may affect and increase BE Aerospace's stock price, such as general economic conditions in the United States, general political conditions, including war or threat of war, the continued impact of, or new occurrences of, terrorist attacks, market valuations for the aerospace industry or related industries, BE Aerospace's future performance and certain business combination activities such as mergers and acquisitions. If BE Aerospace's stock price increases significantly after the date your eligible stock options are cancelled pursuant to the offer, you could receive new stock options with an exercise price higher than that of your cancelled stock options. For example, if you tender and BE Aerospace accepts for exchange stock options with an exercise price of $15.00 per share in the offer, and the closing price of BE Aerospace common stock during the following six months and one day appreciates from its current trading level of approximately $3.65 per share to $17.00 per share, your stock options will have a higher exercise price than your cancelled stock options and will represent the right to purchase fewer shares of common stock than your cancelled stock options, and your new stock options will be less valuable than your cancelled stock options.

You may lose all your eligible stock options and not receive any new stock options if BE Aerospace effects a merger or a similar transaction.

          If you choose to participate in the offer, it is possible that BE Aerospace might effect a merger or similar transaction after BE Aerospace cancels your eligible stock options but before it grants you the new stock options. If the acquiror or successor to BE Aerospace pursuant to such merger or similar transaction does not offer you participation in a stock option plan or enter into an individual stock option agreement with you, you will not receive any new stock options while having lost all of your rights under the eligible stock options. In addition, in the event of an acquisition of BE Aerospace for stock of the acquiring entity, you might receive new stock options to purchase shares of a different company. While BE Aerospace is not currently in discussions regarding any such merger or similar transaction, it is possible that it could commence discussions during the six month and one day period.

You may lose all your eligible stock options and not receive any new stock options if BE Aerospace is prohibited by applicable law or regulations from granting new stock options.

          If you choose to participate in the offer, it is possible that BE Aerospace will be prohibited from granting new stock options to you. Such a prohibition could result from changes in the SEC rules, regulations or policies or the Nasdaq listing standards. BE Aerospace is unaware of any such prohibition in effect at this time and will use reasonable efforts to effect the grant of new stock options, but if the grant is prohibited as of the date of grant, BE Aerospace will not grant you any new stock options, and you will not receive any other compensation for your cancelled eligible stock options. You should note, however, that on March 17, 2003, the Nasdaq National Market filed proposed new listing standards with the SEC. If adopted, the listing standards would require stockholder approval of certain equity compensation plans and transactions, including option exchange offers. BE Aerospace does not know when the new listing standards will become effective or the effect, if any, that they will have on the offer. At the June 19, 2003 annual meeting, the stockholders of BE Aerospace approved the offer in accordance with the terms of the Plans (other than the UK Plan and the 1996 Plan). While BE Aerospace currently believes that the stockholder approval obtained at the annual meeting would satisfy the proposed listing standards, it cannot guarantee that they will satisfy the final listing standards when and if adopted. If (i) the listing standards become effective after your eligible options are cancelled pursuant to the offer and before the new options are granted, (ii) they are retroactively applied to the offer and (iii) it is determined that the stockholder approval obtained at the annual meeting does not satisfy the listing requirements, it is possible that BE Aerospace will be prohibited from granting the new stock options pursuant to the offer.

Your new stock options will not be fully vested until the third anniversary of the date of grant (with respect to employee stock options) or the fourth anniversary of the date of grant (with respect to non-employee director stock options) even if your cancelled eligible stock options would have vested sooner, and if BE Aerospace's stock price fluctuates significantly, you could end up with new stock options less valuable than your cancelled eligible stock options.

          The new stock options granted to employees will vest in four equal annual installments beginning on the date of grant and will not fully vest until the third anniversary of the date of grant even if your cancelled eligible stock options would have vested sooner. The new stock options issued to non-employee directors will vest in four equal annual installments beginning on the first anniversary of the date of grant and will not fully vest until the fourth anniversary of the date of grant even if the cancelled eligible stock options would have vested sooner. There is no assurance that your new stock options will be in-the-money at the time they vest. If there are significant fluctuations in the price of BE Aerospace common stock during the offer or during the four-year or three-year vesting period, as applicable, your cancelled eligible stock options may have become vested and in-the-money, and you would have been entitled to exercise such stock options for value in accordance with the terms of the Plans. As a result, your new stock options could be less valuable than your cancelled eligible stock options. There are a number of factors that may cause BE Aerospace's stock price to fluctuate, such as general economic conditions in the United States, general political conditions, including war or threat of war, the continued impact or new occurrences, of terrorist attacks, market valuations for the aerospace industry or related industries, BE Aerospace's future performance and certain business combination activities such as mergers and acquisitions.

There is a potential adverse effect on your eligible incentive stock options even if you do not participate in the offer.

          You should note that there is a risk that incentive stock options you hold may be affected by the offer, even if you elect not to participate. The IRS may characterize the offer as a modification of your incentive stock options even if you decline to participate. A successful assertion by the IRS of this position could extend the incentive stock options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your shares acquired through the exercise of incentive stock options prior to the lapse of the new extended holding period, your incentive stock options could be taxed similarly to non-qualified stock options. In addition, a deemed modification may also cause a portion of your incentive stock options to be treated as non-qualified stock options upon exercise by reason of the dollar limitation imposed under the U.S. federal tax laws on the initial exercisability of incentive stock options. Generally, incentive stock options have more favorable tax treatment to you, if you satisfy the holding period and other requirements, because:

          o    you do not recognize taxable income upon exercise; and

          o upon the sale of a share of common stock acquired upon exercise, you recognize capital gains or losses on the difference between the exercise price and the sale price.

                              THE OFFER TO EXCHANGE

1. Eligible Employees, Eligible Non-Employee Directors and Eligible Stock Options; Expiration of the Offer.

          BE Aerospace is offering eligible employees and non-employee directors (as described below) a one-time opportunity to exchange all of their eligible stock options (on a grant-by-grant basis) (as described below) to purchase shares of common stock of BE Aerospace granted under the Plans for new stock options. The new stock options generally will be granted pursuant to the same Plan under which the cancelled eligible stock options were granted. However, as the UK Plan, the 1989 Plan and the 1991 Directors Plan have expired, all eligible stock options granted under these Plans will be replaced with new stock options granted under the 1996 Plan, the 2001 Employee Plan and the 2001 Directors Plan, respectively. The terms of the new stock options (including the term, exercise price and vesting) and the exchange ratio for the offer are set forth in Section 8. BE Aerospace will exchange eligible stock options that are
(i) properly tendered, and not validly withdrawn, by eligible employees and non-employee directors before the expiration of the offer (as described below) in accordance with Section 3 and (ii) accepted by BE Aerospace in accordance with Section 5. BE Aerospace is making the offer upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related cover letter and acceptance letter, which together, as they may be amended from time to time, constitute the offer.

          Eligible employees are employees who are continuously employed by BE Aerospace and its subsidiaries or are on an authorized leave of absence on June 23, 2003 and on the date the offer expires. An employee will not be considered an eligible employee and, accordingly, will not be eligible to participate in the offer if, before the expiration of the offer, such employee:

          o receives a notice of involuntary termination from BE Aerospace for any reason;

          o    resigns or gives notice of resignation from such employment;

          o    retires or elects to retire from such employment;

          o terminates such employment or receives a notice of termination from BE Aerospace as a result of a permanent disability; or

          o    dies.

          For purposes of the offer, an authorized leave of absence is a leave of absence that has been approved in accordance with applicable policy or practice by BE Aerospace, at the end of which it is expected that you will return to active employment with BE Aerospace. Authorized leaves include approved bereavement leave, family medical leave, personal medical leave, short-term disability and long-term disability, jury duty leave, maternity and paternity leave, military leave and other personal leaves authorized by BE Aerospace in accordance with its policies.

          Eligible non-employee directors are non-employee directors of BE Aerospace who hold eligible stock options and continue to be members of the board of directors of BE Aerospace on each of June 23, 2003 and the date the offer expires. A non-employee director will not be considered an eligible non-employee director and, accordingly, will not be eligible to participate in the offer if, before the expiration of the offer, such non-employee director:

          o    becomes disqualified;

          o is removed from office for cause in accordance with the BE Aerospace bylaws;

          o    resigns or gives notice of resignation from such directorship; or

          o    dies.

          In order to be entitled to the new stock options, eligible employees and non-employee directors who participate in the offer must also meet the conditions described in Section 5 at the time of grant of the new stock options. Former employees and non-employee directors, retirees and consultants who hold stock options are not eligible to participate in the offer.

          Eligible stock options are all currently outstanding stock options to purchase shares of BE Aerospace common stock with an exercise price equal to or in excess of $12.00 per share held by eligible employees and non-employee directors that were granted under the Plans.

          You are not required to exchange all of your eligible stock options, but you must tender all stock options covered by a particular grant evidenced by one option agreement. Each stock option grant under the Plans is made pursuant to a separate option agreement. Therefore, if you have been granted eligible stock options pursuant to multiple option agreements, you have multiple grants of eligible stock options. You will need to make a decision to accept the offer for each separate eligible stock option grant independently. If you wish to accept the offer for
                                       17
stock options granted pursuant to an option agreement, you must exchange all eligible stock options granted pursuant to that option agreement. No partial tenders of a particular grant of stock options evidenced by one option agreement will be accepted. However, a tender of the remaining portion of a grant of stock options that has been partially exercised will be accepted.

          The offer pertains only to outstanding eligible stock options and does not apply in any way to shares of BE Aerospace common stock purchased, whether upon the exercise of stock options or otherwise. Stock options for which you have properly submitted an exercise notice prior to the expiration of the offer will be considered exercised, whether or not you have received confirmation of exercise for the shares of BE Aerospace common stock purchased.

          We will generally refer to stock options in the same numbers as the shares of BE Aerospace common stock underlying any particular stock option grant. For example, we will refer to a stock option to purchase 100 shares of BE Aerospace common stock as 100 stock options.

          The offer is currently scheduled to expire at 5:00 p.m., Eastern Time, on July 22, 2003 unless and until BE Aerospace, in its sole discretion, extends the period of time during which the offer will remain open, in which event the term expiration refers to the latest time and date at which the offer, as so extended, expires. See Section 14 for a description of BE Aerospace's rights to extend, delay, terminate and amend the offer.

          For purposes of the offer, a business day means any day, other than Saturday, Sunday or a United States federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

2.     Purpose of the Offer.

          BE Aerospace has not paid any management incentive compensation for the past two years, and given the current outlook for the business, may be restricted from paying cash bonuses in the near term. As a result, stock options are a critical component of BE Aerospace's compensation program for employees and directors. Stock options encourage you to act as an owner, which helps align your interests with those of BE Aerospace's stockholders. BE Aerospace grants stock options to motivate and reward you for profitable growth and to encourage you to continue your employment with, or service as a non-employee director of, BE Aerospace.

          The financial crisis in the airline industry has negatively impacted BE Aerospace's stock price resulting in few stock option exercises. In addition, due to this negative impact on BE Aerospace's stock price, many of your stock options, whether or not they are currently exercisable, are "underwater" because they have exercise prices that are significantly higher than the current trading price of BE Aerospace common stock. For this reason, BE Aerospace believes these stock options are unlikely to be exercised in the near future and consequently do not effectively retain and motivate employees and non-employee directors. By offering to exchange outstanding stock options for new stock options that will have an exercise price determined by the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant, BE Aerospace intends to provide its employees and non-employee directors with the benefit of holding stock options that over time may have a greater potential to increase in value, and thereby create better incentives for employees and non-employee directors to remain with BE Aerospace and contribute to the attainment of BE Aerospace's business and financial objectives and the creation of value for all of BE Aerospace's stockholders. BE has structured the offer to both reduce the number of stock options outstanding by up to 26% or 1,933,481 stock options and to provide a non-cash long-term incentive to its employees and non-employee directors.

          Although BE Aerospace's board of directors has approved this Offer to Exchange, neither BE Aerospace nor its board of directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to elect to exchange your eligible stock options. Each of BE Aerospace's non-employee directors and eligible named executive officers has indicated that he currently intends to participate in the offer with respect to all of his eligible stock options. You are urged to evaluate carefully all of the information in this document and to consult your own legal, investment and tax advisors.

          BE Aerospace continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic relationships, purchases and sales of assets and similar transactions. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions or with respect to changes in existing strategic relationships. BE Aerospace also may, from time to time, engage in repurchases of its outstanding common stock in either open market or privately negotiated transactions or may engage in issuances of shares of BE Aerospace common stock or other capital raising transactions, depending on market conditions and other relevant factors. In addition, at any given time, BE Aerospace may also be engaged in discussions or negotiations with potential candidates for management or board of directors positions with BE Aerospace or with existing members of management for changes in positions, responsibilities or compensation.

          Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in BE Aerospace's filings with the SEC, BE Aerospace has no present plans, proposals or negotiations that relate to or would result in:

          (a) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving BE Aerospace or any of BE Aerospace's subsidiaries;

          (b) any purchase, sale or transfer of a material amount of BE Aerospace's assets or the assets of any of BE Aerospace's subsidiaries;

          (c) any material change in BE Aerospace's present dividend policy, indebtedness or capitalization;

          (d) any change in BE Aerospace's present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

          (e) any other material change in BE Aerospace's corporate structure or business;

          (f) BE Aerospace common stock being delisted from the Nasdaq National Market;

          (g) BE Aerospace common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

          (h) the suspension of BE Aerospace's obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended;

          (i) the acquisition by any person of any additional securities of BE Aerospace or the disposition of any of BE Aerospace's securities; or

          (j) any change in BE Aerospace's certificate of incorporation or bylaws or other actions that could impede the acquisition of control of the subject company.

3.     Procedures for Accepting the Offer.

          Proper Acceptance of the Offer

          To validly accept the offer, you must, in accordance with the terms of the acceptance letter attached as Schedule B of this document, properly complete, sign and deliver to BE Aerospace the signature page to the acceptance letter (using the form attached as Schedule B of this document), or a facsimile thereof, prior to the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. You do not need to return your option agreements governing your eligible stock options to effectively accept the offer. Such agreements will be null and void upon BE Aerospace's acceptance of your properly executed and delivered acceptance letter.

          BE Aerospace will only accept delivery of your signature page to the acceptance letter by regular external mail, hand delivery or facsimile. BE Aerospace will NOT accept delivery by email or interoffice mail. If delivery is by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the offer until BE Aerospace receives your executed signature page.

BE Aerospace must receive your completed and signed signature page at the following address or facsimile number before the expiration of the offer: BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, 1400 Corporate Center Way, Wellington, FL 33414, or facsimile: (516) 791-3966.

          Determination of Validity; Rejection of Eligible Stock Options; Waiver of Defects; No Obligation to Give Notice of Defects

          BE Aerospace will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of acceptance letters and acceptance of any tender of eligible stock options. BE Aerospace's determination of these matters will be final and binding on all parties. BE Aerospace may reject any or all acceptance letters and any tender of eligible stock options that BE Aerospace determines is not in appropriate form or that BE Aerospace determines is unlawful to accept. Otherwise, BE Aerospace expects to accept all properly and timely submitted acceptance letters and any tender of eligible stock options which are not validly withdrawn prior to the expiration of the offer. BE Aerospace may also waive any of the conditions of the offer or any defect or irregularity with respect to any particular acceptance letter or the delivery thereof. No acceptance letter will be deemed to have been properly submitted and no eligible stock options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or non-employee director or waived by BE Aerospace. Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any acceptance letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

          Acceptance by BE Aerospace Constitutes an Agreement

          Your delivery of the acceptance letter pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer and will be controlling, absolute and final, subject to your withdrawal rights described in Section 4 below and BE Aerospace's acceptance of your acceptance letter in accordance with Section 5 below. BE Aerospace's acceptance of your acceptance letter will constitute a binding agreement between BE Aerospace and you upon the terms and subject to the conditions of the offer.

4.     Withdrawal Rights.

          You may only withdraw from the offer in accordance with the provisions of this Section 4.

          You may withdraw from the offer at any time before the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. If you choose to withdraw from the offer, you must withdraw with respect to all your tendered eligible stock options; you may not withdraw from the offer with respect to only a portion of your tendered eligible stock options.

          If the offer is extended by BE Aerospace beyond that time, you may withdraw from the offer at any time until the extended expiration of the offer. In addition, if BE Aerospace has not accepted your acceptance letter by August 19, 2003, you may withdraw from the offer.

          To validly withdraw from the offer, BE Aerospace must receive, at the address set forth in Section 3, the signature page to a withdrawal letter (using the form attached as Schedule C of this document), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the offer. The withdrawal letter must specify the name of the eligible employee or non-employee director who is withdrawing from the offer and must be signed by the eligible employee or non-employee director who submitted the acceptance letter.

          You may not rescind any withdrawal, and you will not be deemed to properly accept the offer after any valid withdrawal, unless you properly re-tender your eligible stock options before the expiration of the offer by following the procedures described in Section 3.

          If your employment with, or service as a non-employee director of, BE Aerospace is terminated for any reason, including death or permanent disability, before the expiration of the offer regardless of whether you had previously accepted the offer, you will no longer be deemed to be an eligible employee or eligible non-employee director and will not be entitled to participate in the offer. As a result, your acceptance of the offer will be deemed automatically withdrawn, and your eligible stock options will remain outstanding in accordance with their current terms.

          Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. BE Aerospace's determination of these matters will be final and binding on all parties.

5. Acceptance of Eligible Stock Options for Exchange and Issuance of New Stock Options.

          Subject to its rights to cancel, amend or extend the offer prior to its expiration, BE Aerospace will accept promptly after the expiration of the offer all eligible stock options properly tendered and not validly withdrawn by giving email or written notice of such acceptance. Promptly thereafter, BE Aerospace will send each eligible employee and non-employee director validly accepting the offer, email or written notice indicating the number of eligible stock options that BE Aerospace has accepted for exchange, the corresponding number of new stock options and the expected grant date of the new stock options. If BE Aerospace cancels eligible stock options accepted for exchange on July 22, 2003, the date of grant of your new stock options is expected to be January 26, 2004, which is the first business day after the date that is six months and one day after the eligible stock options are cancelled pursuant to the offer, subject to the conditions described below. If the offer is extended beyond its currently scheduled expiration, then the grant date of the new stock options will also be extended, if necessary, to ensure that the grant date of the new stock options is at least six months and one day following the date that the eligible stock options are cancelled pursuant to the offer.

          In the case of employees, to be entitled to the new stock options after you accept the offer and your eligible stock options are cancelled, you must be an eligible employee meeting all of the following conditions:

          o you must be continuously employed by BE Aerospace and its subsidiaries or be on an authorized leave of absence from the date the offer expires to the date of grant of the new stock options; and

          o if you are on an authorized leave of absence on the grant date of the new stock options, you must return to active employment on or before July 26, 2004 and the date that you return to active employment will be the grant date of your new stock options.

          As a result, if you are an employee, you will not be entitled to a grant of new stock options if, after the expiration of the offer and prior to the grant date of the new stock options, your employment is terminated for any reason, including, without limitation, a reduction in force, your voluntary resignation, your termination with or without cause or your death or permanent disability. You should note that your employment with BE Aerospace is "at will" and may be terminated at any time. BE Aerospace can give no assurances that there will be no reductions in force or other terminations of employees in the future.

          In the case of non-employee directors, to be entitled to the new stock options after you accept the offer and your eligible stock options are cancelled, you must continue to be a member of the board of directors of BE Aerospace from the date the offer expires through the date of grant of the new stock options.

          If you are a non-employee director, you will not be entitled to a grant of new stock options if, after the expiration of the offer and prior to the grant date of the new stock options, your service as a director is terminated by reason of your voluntary resignation, your removal for cause, your disqualification or your death.

          You should note that your participation in the offer does not constitute a guarantee that your employment with, or service as a non-employee director of, BE Aerospace will be continued through the grant date of the new stock options. If you elect to tender your eligible stock options pursuant to the offer, and your employment with, or service as a non-employee director of, BE Aerospace terminates after the expiration of the offer and prior to the grant date of the new stock options, you will not receive any new stock options and you will have lost all your rights with respect to the eligible stock options you tendered in the offer.

          If you are an employee and are on an authorized leave of absence on the grant date of the new stock options, you will be entitled to a grant of new stock options only if you return to active employment with BE

Aerospace on or before July 26, 2004. In that event, you will receive a grant of new stock options on the date you return to active employment with an exercise price equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately prior to the date you return to active employment. See Section 8 of this Offer to Exchange.

6.     Conditions of the Offer.

          BE Aerospace will not be required to accept any eligible stock options tendered for exchange, and BE Aerospace may terminate or amend the offer, or postpone its acceptance and cancellation of any eligible stock options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after June 23, 2003 and before the expiration of the offer, BE Aerospace determines that any of the following events has occurred and, in BE Aerospace's reasonable judgment, the occurrence of the event makes it inadvisable for BE Aerospace to proceed with the offer or to accept and cancel eligible stock options tendered for exchange:

          (a) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the acceptance for exchange of some or all of the tendered stock options pursuant to the offer, the issuance of new stock options, or otherwise relates in any manner to the offer or that, in BE Aerospace's reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of BE Aerospace or its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of BE Aerospace's business or the business of any of its subsidiaries or materially impair the benefits that BE Aerospace believes it will receive from the offer;

          (b) any action is threatened, pending or taken, or any approval, exemption or consent is withheld, withdrawn or provided subject to conditions, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or BE Aerospace or any of its subsidiaries, by any court or any authority, agency or tribunal or any consent, approval, exemption or exemption order required to be obtained from any government or governmental, regulatory or administrative agency, authority or tribunal is not obtained, is withdrawn or is subject to conditions, in any such case that, in BE Aerospace's reasonable judgment, would or might directly or indirectly:

                    (1) make the acceptance for exchange of, or issuance of new stock options for, some or all of the tendered eligible stock options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

                    (2) delay or restrict BE Aerospace's ability, or render BE Aerospace unable, to accept for exchange, or grant or issue new stock options for, some or all of the tendered eligible stock options;

                    (3) materially impair the benefits that BE Aerospace believes it will receive from the offer;

                    (4) require that BE Aerospace obtain additional stockholder approval of the offer; or

                    (5) materially and adversely affect the business, condition (financial or other), income, operations or prospects of BE Aerospace or its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of BE Aerospace's business or the business of any of its subsidiaries;

          (c)   there shall have occurred:

                    (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

                    (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

                    (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

                    (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in BE Aerospace's reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

                    (5) any significant decrease in the market price of the shares of BE Aerospace common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in BE Aerospace's reasonable judgment, have a material adverse effect on the business, condition (financial or other), income, operations or prospects of BE Aerospace or its subsidiaries or on the trading in BE Aerospace common stock or that, in BE Aerospace's reasonable judgment, makes it inadvisable to proceed with the offer;

                    (6) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

                    (7) any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on June 23, 2003;

          (d) any change, development, clarification or position taken in generally accepted accounting standards which could or would require BE Aerospace for financial reporting purposes to record compensation expense against its earnings in connection with the offer or the grant of the new stock options;

          (e) a tender or exchange offer with respect to some or all of the shares of BE Aerospace common stock, or a merger or acquisition proposal for BE Aerospace, is proposed, announced or made by another person or entity or is publicly disclosed, or BE Aerospace shall have learned that:

                    (1)  any person, entity or "group," within the meaning of
               Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of BE Aerospace common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of BE Aerospace common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before July 22, 2003;

                    (2)  any such person, entity or group that has filed a
               Schedule 13D or Schedule 13G with the SEC before June 23, 2003 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of BE Aerospace common stock; or

                    (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire BE Aerospace or any of BE Aerospace's subsidiaries or any of the assets or securities of BE Aerospace or any of its subsidiaries; or

          (f) any change or changes or proposed change or changes occur in BE Aerospace's business, condition (financial or other), assets, income, operations, prospects or share ownership or in that of its subsidiaries that, in BE Aerospace's reasonable judgment, is or may be material to BE Aerospace or its subsidiaries or materially impairs or impacts or may materially impair or impact the benefits that BE Aerospace believes it will receive from the offer.

          The conditions to the offer are for BE Aerospace's benefit. BE Aerospace may assert them in its sole discretion regardless of the circumstances giving rise to them prior to the expiration of the offer. BE Aerospace may, in its sole discretion, waive them, in whole or in part, at any time and from time to time prior to the expiration of the offer whether or not BE Aerospace waives any other condition to the offer. BE Aerospace's failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination BE Aerospace makes concerning the events described in this Section 6 will be final and binding upon all parties.

          The offer is not conditioned on a minimum number of eligible employees and non-employee directors accepting the offer or a minimum number of eligible stock options being tendered for exchange.

7.     Price Range of Common Stock Underlying the Eligible Stock Options.

          There is no established trading market for the eligible stock options. BE Aerospace common stock is quoted on the Nasdaq National Market under the symbol "BEAV." The following table shows, for the periods indicated, the high and low sales prices per share of BE Aerospace common stock as reported by the Nasdaq National Market.

                                                                                  High               Low
                                                                                    (In U.S. Dollars)
Calendar Year Ending December 31, 2003
   First Quarter.............................................................     $3.90              $1.23

Calendar Year Ended December 31, 2002
   First Quarter.............................................................     10.16               6.31
   Second Quarter............................................................     14.05               9.06
   Third Quarter.............................................................     13.11               4.00
   Fourth Quarter............................................................      5.38               2.62

Calendar Year Ended December 31, 2001
   First Quarter.............................................................     25.88              16.00
   Second Quarter............................................................     24.35              15.49
   Third Quarter.............................................................     19.90               3.50
   Fourth Quarter............................................................     11.85               6.27

          On June 19, 2003 the closing price of BE Aerospace common stock as reported by Nasdaq was $3.65 per share. As of such date, BE Aerospace had 984 stockholders of record, and estimate that there were approximately 12,400 beneficial owners of common stock.

          BE Aerospace's stock price has been, and in the future may be, highly volatile and could continue to decline. BE Aerospace's stock price could also rise prior to the grant of the new stock options and thereafter fall. The trading price of BE Aerospace common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside BE Aerospace's control. The new stock options will not be granted until the first business day after the date that is six months and one day after the eligible stock options are cancelled pursuant to the offer. The exercise price of the new stock options will be the closing price of BE Aerospace common stock reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of the grant. The exercise price of the new stock options may be higher than the exercise price of your tendered eligible stock options. In addition, BE Aerospace common stock may thereafter trade at prices below the exercise price of the new stock options. Depending on the exercise price of your tendered eligible stock options and other factors, including the fact that the new stock options will not fully vest until (i) the third anniversary of the date of the grant, in case of new stock options granted to employees, and (ii) the fourth anniversary of the date of the grant, in the case of new stock options issued to non-employee directors, your new stock options may be less valuable than your tendered eligible stock options.

          WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR BE AEROSPACE COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR ELIGIBLE STOCK OPTIONS FOR EXCHANGE. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF BE AEROSPACE COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF BE AEROSPACE COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW STOCK OPTIONS OR AT ANY TIME IN THE FUTURE.

8.     Source and Amount of Consideration; Terms of New Stock Options.

          Consideration

          Subject to the terms set forth in the offer, BE Aerospace will grant new stock options to purchase BE Aerospace common stock with substantially similar terms as the eligible stock options for which they are exchanged except as described below. The new stock options generally will be granted pursuant to the same Plan that the cancelled eligible stock options were granted. However, as the UK Plan, the 1989 Plan and the 1991 Directors Plan have expired, all eligible stock options granted under the UK Plan, the 1989 Plan and the 1991 Directors Plan will be replaced with stock options granted under the 1996 Plan, the 2001 Employee Plan and the 2001 Directors Plan, respectively.

          The offer is a three-for-one exchange. BE Aerospace will grant one new stock option to purchase one share of BE Aerospace common stock for every three eligible stock options cancelled in the offer, subject to adjustments for any future stock splits and similar events. However, BE Aerospace will not issue any new stock options exercisable for fractional shares. Instead, BE Aerospace will round down each grant of the cancelled eligible stock options to the nearest whole number of new stock options, but you will not lose more than one whole stock option as a result of such rounding.

          Except as set forth in Section 13, the offer will have no effect on outstanding stock options that are not eligible stock options or on eligible outstanding stock options that are not tendered in the offer. Those stock options will remain outstanding in accordance with, and subject to, their current terms.

          As of June 19, 2003, approximately 7,526,857 stock options were issued and outstanding. Of these stock options, approximately 2,900,221 (representing 39% of all such stock options) were held by eligible employees and non-employee directors and are stock options eligible for the offer.

          If BE Aerospace receives and accepts tenders of all eligible stock options, BE Aerospace expects to grant a total of approximately 966,740 new stock options, based on a three-for-one exchange ratio and assuming that all eligible employees and non-employee directors who have tendered their eligible stock options are entitled to a grant of new stock options. In addition, BE Aerospace expects to reduce the number of outstanding stock options by up to 26% or 1,933,481 stock options. Members of BE Aerospace's board of directors and executive officers who hold eligible stock options are eligible to participate in the offer. Each of BE Aerospace's non-employee directors and eligible named executive officers has indicated that he currently intends to participate in the offer with respect to all of his eligible stock options.

          General Terms of the New Stock Options

          The new stock options will have substantially similar terms and conditions as the eligible stock options for which they are exchanged, except for the following:

          o Exercise Price. All new stock options will be granted with an exercise price equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant.

          o Vesting. Even if the cancelled eligible stock options are fully or partially vested, the new stock options will be subject to a new vesting schedule. New stock options granted to employees will vest in four equal annual installments with 25% vesting on the date of grant and on each of the first, second and third anniversaries of the date of grant. New stock options issued to non-employee directors will vest in four equal annual installments with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant.

          o Term. The term of the new stock options will generally be ten years from the date of grant, subject to earlier expiration upon termination or certain corporate transactions. The cancelled eligible stock options generally have original terms of ten years but may have less than ten years remaining under their existing terms.

          o Incentive Stock Options. Certain eligible stock options are incentive stock options pursuant to Section 423 of the Code. Generally, incentive stock options have more favorable tax treatment to you, if you satisfy the holding period and other requirements, because:

               o    you do not recognize taxable income upon exercise; and

               o upon the sale of a share of common stock acquired upon exercise, you recognize capital gains or losses on the difference between the exercise price and the sale price. See Section 13 of the Offer to Exchange.

               To the extent that a cancelled eligible stock option was intended to qualify as an incentive stock option, the new stock option will also be intended to qualify as an incentive stock option to the extent permitted by applicable law.

          o United Kingdom Employees. Certain eligible stock options were granted pursuant to the portion of the UK Plan that was approved by the U.K. Inland Revenue. Generally, U.K. Inland Revenue approved stock options have more favorable tax treatment to you because you are not liable for income tax and social security contributions on any gain received upon an exercise of your options occurring more than three years after grant or six months following your termination of employment for certain reasons. As the 1996 Plan is not a U.K. Inland Revenue approved plan, the new stock options granted in exchange for your eligible U.K. Inland Revenue approved stock options cancelled in the offer will not qualify as U.K. Inland Revenue approved stock options. Therefore, income tax and social security contributions will be payable on any gain made on the exercise of the new stock options.

          General Description of the Plans

          The following description provides a summary of the material terms of the Plans, and the eligible stock options granted thereunder. This description may not be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Plans and the applicable forms of option agreements which are in their entirety incorporated herein by reference. You should read the following description in conjunction with the Plans. BE Aerospace strongly urges you to review the terms of the Plans under which your stock options have been granted prior to determining whether or not to participate in the offer. You may obtain copies, at BE Aerospace's expense, of the Plans or the form of option agreement evidencing your award upon written request to BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, 1400 Corporate Center Way, Wellington, FL 33414, Telephone number: (561) 791-5000, ext. 1402, Facsimile number: (561) 791-3966, email: jeff_holtzman@beaerospace.com.

          The following description may not apply to you if you are party to an employment or other individually negotiated agreement with BE Aerospace or one of its subsidiaries or affiliates that alters the terms of all or a specific grant of your stock options. New stock options granted in exchange for eligible stock options that were modified by individually negotiated agreements will also be subject to and modified by the terms of the individually negotiated agreements. Consequently, the following description is subject to, and qualified in its entirety by reference to any individually negotiated agreements to which you are a party and BE Aerospace strongly urges you to review the terms of such agreements.

          General. All of the Plans provide for the grant of nonqualified stock options. In addition, the 1989 Plan and 2001 Employee Plan provide for the grant of incentive stock options pursuant to Section 422 of the Code. The 2001 Employee Plan, the 1996 Plan, the UK Plan and the 1989 Plan (which we collectively refer to as the "Employee Plans") permit the grant of stock options to employees, consultants and advisors as determined by the board of directors or the BE Aerospace Stock Option and Compensation Committee, while the 2001 Directors Plan and the 1991 Directors Plan (which we collectively refer to as the "Directors Plans") provide for the automatic grant of stock options to purchase 35,000 shares of common stock as of the date of an individual's first election as a non-employee director and 5,000 shares of common stock on December 15th of each year thereafter. The UK Plan, the 1989 Plan and the 1991 Directors Plan have expired and no additional stock options will be granted under these plans. The maximum number of shares available for issuance under the remaining Plans is currently as follows:

          o 2001 Employee Plan: 386,437 shares (plus any shares that become available under the 1989 Plan)

          o 2001 Directors Plan: 132,500 shares (plus any shares that become available under the 1991 Directors Plan)

          o    1996 Plan: 378,870 shares

These amounts will increase based upon the number of eligible stock options tendered in the offer.

          Administration. The Plans are generally administered by the board of directors or the Stock Option and Compensation Committee, which have the authority to determine the terms and conditions of all stock options, to interpret the Plans and to decide any questions and settle any controversies and disputes that may arise under the Plans.

          Exercise Price. The exercise price of all stock options granted under the Plans may not be less than 100% (110% in the case of incentive stock options granted to individuals who own more than 10% of the outstanding shares of BE Aerospace common stock) of the fair market value of such common stock on the date of grant.

          Vesting Schedule. Stock options granted under the Employee Plans generally vest as to 25% of the underlying shares on the date of grant and on each of the first, second, and third anniversaries of the date of grant, unless otherwise determined by the board of directors or the Stock Option and Compensation Committee. Under the Directors Plans, stock options become exercisable with respect to 25% of the shares on each of the first through fourth anniversaries of the date of grant.

          Duration of Stock Options. Stock options granted under the Plans generally expire 10 years after the date of grant (5 years in the case of incentive stock options granted to individuals who own more than 10% of the outstanding shares of BE Aerospace common stock).

          Termination of Employment.

          2001 Employee Plan. Under the 2001 Employee Plan, upon an employee's termination of employment for any reason other than death, disability or for cause, vested stock options will generally remain exercisable for three months and unvested stock options will be forfeited. However, if you have been an employee of BE Aerospace for at least ten years at the time of termination, vested stock options will generally remain exercisable until the expiration of the then-remaining term. Upon your termination for cause, all stock options (whether or not vested) will be forfeited.

          1989 Plan; 1996 Plan. The termination of employment provisions under the 1996 Plan and 1989 Plan are substantially the same as those under the 2001 Employee Plan, except that "termination of employment for any reason" includes a termination due to disability.

          UK Plan. Under the UK Plan, upon your termination of employment with BE Aerospace or its subsidiaries for any reason other than death, sick leave, or an approved leave of absence, stock options will lapse immediately.

          Termination of Service as a Director.

          2001 Directors Plan. Under the 2001 Directors Plan, upon a non-employee director's termination of service for any reason other than death, disability or for cause, all stock options held by the director that have not vested will expire and the vested stock options will remain exercisable for three months. Upon a termination for cause, all stock options held by the director, whether or not vested, will be forfeited.

          1991 Directors Plan. Under the 1991 Directors Plan, stock options expire three months following the date on which the director ceases to serve as a director for any reason.

          Change in Control of BE Aerospace.

          2001 Employee Plan. Under the 2001 Employee Plan, upon a change in control of BE Aerospace, the board of directors may provide for the automatic vesting and immediate exercisability of all outstanding stock options or for the assumption of, or substitution for, the outstanding stock options by the surviving corporation resulting from the change in control.

          As defined in the 2001 Employee Plan, a change in control will generally occur when: (i) BE Aerospace's stockholders approve of a merger, consolidation or other reorganization, with respect to which persons who were stockholders of BE Aerospace immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity in substantially the same proportions as their ownership immediately prior to such transaction; (ii) BE Aerospace's stockholders approve a liquidation or dissolution of BE Aerospace; (iii) BE Aerospace's stockholders approve the sale of all or substantially all of the assets of BE Aerospace; (iv) there is a substantial change in the BE Aerospace board of directors; and (v) any person becomes the beneficial owner of securities of BE Aerospace representing more than 50% of either the then-outstanding shares of common stock, or the combined voting power of, BE Aerospace.

          2001 Directors Plan. Under the 2001 Directors Plan, upon a change in control of BE Aerospace all stock options held by directors will vest and become exercisable.

          As defined in the 2001 Directors Plan, a change in control will generally occur when: (i) any person becomes the beneficial owner of the securities of BE Aerospace representing more than 30% of the combined voting power of BE Aerospace; (ii) there is a change in control of BE Aerospace of a kind which would be required to be reported under Item 6(a) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended; (iii) BE Aerospace's stockholders approve a merger, consolidation or other reorganization other than a transaction that would result in the voting securities of BE Aerospace outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of BE Aerospace or the surviving entity; (iv) BE Aerospace's stockholders approve a sale of all or substantially all of the assets of BE Aerospace; or (v) there is a substantial change in the BE Aerospace board of directors.

          1989 Plan; 1996 Plan. The 1989 Plan and the 1996 Plan provide that upon a merger, consolidation, or similar event, all outstanding stock options will terminate, provided that at least 20 days prior to the effective date of such event, the stock options will become exercisable, unless the surviving or acquiring corporation agrees to assume the stock options or grant participants replacement stock options. The 1989 Plan and the 1996 Plan do not define "change in control."

          UK Plan. Upon a change in control of BE Aerospace under the UK Plan, stock options will generally either vest in full and remain exercisable for a period of fourteen days or be cancelled and replaced with stock options to purchase shares of the acquiring corporation with substantially the same terms.

          As defined in the UK Plan, a change in control will generally occur when (i) any person announces that such person is seeking to obtain control of BE Aerospace under certain instances; (ii) BE Aerospace enters into an agreement to sell or transfer substantially all of its assets; (iii) the stockholders of BE Aerospace approve a plan of merger, consolidation or reorganization in which BE Aerospace is not the surviving or continuing corporation; or (iv) the stockholders of BE Aerospace approve a plan of complete liquidation.

          Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act. The stock options granted under the 2001 Employee Plan are intended to constitute "qualified performance based compensation" for purposes of Section 162(m) of the Code. The 2001 Employee Plan is also intended to comply with the terms and provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In accordance with the requirements under the regulations promulgated under Section 162(m), no eligible individual may receive stock options to purchase more than 350,000 shares of common stock in any one-year period.

          Incentive Stock Options. In accordance with Section 422 of the Code pertaining to incentive stock options, the fair market value of the number of shares of common stock that may be issued pursuant to incentive stock options that are exercisable for the first time by a participant under any of the Plans may not exceed, in the aggregate, $100,000 during any calendar year.

          Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of BE Aerospace common stock by reason of a stock split, stock dividend, recapitalization, merger, consolidation, reorganization or other similar capital change, the aggregate number of shares available under the Plans and the number of shares subject to outstanding stock options will be adjusted as the board of directors or Stock Option and Compensation Committee deems necessary or appropriate.

          Transferability. Stock options granted under the Plans generally may not be transferred other than by will or by the laws of descent and distribution and during a participant's lifetime an award may be exercised only by the participant. However, with respect to stock options granted under the 2001 Employee Plan and the 2001 Directors Plan, the Stock Option and Compensation Committee may, subject to the terms it specifies in its sole discretion, permit the transfer to your family members, to one or more trusts established in whole or in part for the benefit of such family members, to one or more entities that are owned in whole or in part by such family members or to any other individual or entity permitted by law.

          Amendment and Termination. The Stock Option and Compensation Committee may amend the 2001 Employee Plan and the 2001 Directors Plan in any manner that does not require stockholder approval or adversely affect your rights. BE Aerospace is required to obtain stockholder approval of any amendment to these plans as required by law or pursuant to the rules of the Nasdaq National Market. In addition, each of the Plans, other than the UK Plan and the 1996 Plan, require stockholder approval of an amendment that would decrease the exercise price of a stock option. In accordance with these provisions, the stockholders of BE Aerospace approved the offer on June 19, 2003. The 2001 Employee Plan and the 2001 Directors Plan will terminate on June 1, 2011, unless terminated by the board of directors prior to that date.

          The board of directors may amend the 1996 Plan in any manner that does not adversely affect your rights. The 1996 Plan will terminate on August 15, 2006 unless it is terminated by the board of directors prior to that date.

          The UK Plan, the 1989 Plan and the 1991 Directors Plan have expired and no further stock options may be granted thereunder.

          Method of Exercising. You may exercise your stock options, in whole or in part, by delivering to BE Aerospace (i) a signed written notice setting forth your election to exercise, the number of shares of common stock with respect to which the stock options are being exercised and any other documents required by BE Aerospace and (ii) the exercise price of the stock options being exercised. The stock option exercise price must be paid in U.S. dollars. However, the following methods of payment may be used where permitted by law and, in certain instances, approved by the Stock Option and Compensation Committee:

          o cash, personal check, certified bank check, bank draft, money order or wire transfer;

          o delivery of shares of common stock already owned and held by you for at least six months prior to the date of exercise having a fair market value on the date of exercise equal to the purchase price;

          o delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to BE Aerospace sufficient funds to pay the exercise price; and

          o any combination of such methods of payment or in any combination of cash and shares of common stock held by you.


          Stockholders' Rights. You have no stockholder rights with respect to BE Aerospace common stock subject to outstanding stock options until the stock options have been exercised.

          No Rights to Employment or Service as a Director. Employment with BE Aerospace is "at will" and nothing in the Employee Plans confers on any eligible employees any right to continued employment at any time, including, without limitation, the period following the cancellation of the eligible stock options and the grant of new stock options. Similarly, nothing in the Directors Plans confers on any non-employee director any right to continued service on the board of directors, including, without limitation, the period following the cancellation of the eligible stock options and the grant of new stock options.

          Registration of Stock Option Shares. All shares of BE Aerospace common stock issuable upon exercise of stock options under the Plans, including the shares of common stock that will be issuable upon exercise of all new stock options, have been registered under the Securities Act of 1933, as amended, on a registration statement on Form S-8 filed with the SEC. Unless you are considered an affiliate of BE Aerospace, you will be able to sell your shares of BE Aerospace common stock received upon the exercise of your new stock options free of any transfer restrictions under applicable securities laws.

9.     Information Concerning BE Aerospace.

          General

          BE Aerospace, Inc. was incorporated in Delaware in 1987. BE Aerospace common stock has traded on the Nasdaq National Market under the symbol "BEAV" since 1990. BE Aerospace's principal executive offices are located at 1400 Corporate Center Way, Wellington, Florida 33414 and BE Aerospace's telephone number is (561) 791-5000. BE Aerospace's Internet address on the World Wide Web is http://www.beaerospace.com. Information contained on BE Aerospace's website or the BE Aerospace intranet does not constitute a part of the offer. For additional information regarding BE Aerospace, you should also review the materials that BE Aerospace has filed with the SEC and has listed in Section 16.

          Overview of BE Aerospace's Business

          BE Aerospace is the world's largest manufacturer of cabin interior products for commercial aircraft and business jets and a leading distributor of aftermarket fasteners. BE Aerospace sells its manufactured products directly to virtually all of the world's major airlines and airframe manufacturers and a wide variety of general aviation customers. BE Aerospace believes that it has achieved leading global market positions in each of its major product categories, which include:

          o Commercial aircraft seats, including an extensive line of first class, business class, tourist class and regional aircraft seats;

          o A full line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, beverage containers, refrigerators, freezers, chillers and microwave, high heat convection and steam ovens;

          o    Both chemical and gaseous aircraft oxygen delivery systems;

          o Business jet and general aviation interior products, including an extensive line of executive aircraft seats, direct and indirect overhead lighting systems, oxygen, safety air valve systems, high-end furniture and cabinetry; and

          o A broad line of fasteners, consisting of over 100,000 Stock Keeping Units (SKUs).

          BE Aerospace designs, develops and manufactures a broad range of cabin interior structures, provides comprehensive aircraft cabin interior reconfiguration and passenger-to-freighter conversion engineering services and component kits.

          BE Aerospace conducts its operations through strategic business units that have been aggregated under three reportable segments: Commercial Aircraft Products, Business Jet Products and Fastener Distribution.

          Commercial Aircraft Products. BE Aerospace is the world's leading manufacturer of aircraft seats, offering a wide selection of first class, business class, tourist class and commuter seats. A typical seat manufactured and sold by BE Aerospace includes the seat frame, cushions, armrests and tray table, together with a variety of optional features such as adjustable lumbar supports, footrests, reading lights, head/neck supports, oxygen masks and telephones. BE Aerospace is the leading manufacturer of interior systems for both narrow- and wide-body aircraft, offering a broad selection of coffee and beverage makers, water boilers, ovens, liquid containers, refrigeration equipment, oxygen delivery systems and a variety of other interior components. BE Aerospace is also a leader in designing and manufacturing galley structures, crew rest compartments and components.

          Business Jet Products. BE Aerospace is the leading manufacturer of a broad product line including a complete line of business jet seating products, direct and indirect lighting, air valves and oxygen delivery systems as well as sidewalls, bulkheads, credenzas, closets, galley structures, lavatories, tables and sofas. BE Aerospace has the capability to provide complete interior packages, including all design services, all interior components and program management services for executive aircraft interiors. BE Aerospace is the preferred supplier of seating products and direct and indirect lighting systems for essentially every general aviation airframe manufacturer.

          Fastener Distribution. Through its subsidiary, M&M Aerospace Hardware, Inc., BE Aerospace offers one of the broadest lines of fasteners and inventory management services worldwide. Approximately 70% of fastener sales are to the aftermarket, and over 35% of orders are shipped the same day that they are received. With over 100,000 SKUs and next-day service, BE Aerospace serves as a distributor for almost every major aerospace fastener manufacturer. BE Aerospace's service offerings include inventory replenishment and management, electronic data interchange, special packaging and bar-coding, quality assurance testing and purchasing assistance. BE Aerospace's seasoned purchasing and sales team, coupled with state-of-the-art information technology and automated retrieval systems, provide the basis for its reputation for high quality and rapid (overnight) delivery.

          Selected Financial Data

          The following table sets forth selected consolidated financial operating data for BE Aerospace. The selected historical statement of operations and comprehensive income (loss) for the transition period from February 24, 2002 and ended December 31, 2002 and for the fiscal years ended February 23, 2002 and February 24, 2001 and the selected historical balance sheet data as of December 31, 2002, February 23, 2002 and February 24, 2001 have been derived from the consolidated financial statements included in BE Aerospace's annual report on Form 10-K for the transition period from February 24, 2002 and ended December 31, 2002 and from BE Aerospace's annual report on Form 10-K for the fiscal year ended February 23, 2002. The selected historical statement of operations data for the three months ended March 31, 2003 and March 31, 2002, the selected balance sheet data as of March 31, 2003, the book value per share and ratio of earnings to fixed charges have been derived from the unaudited consolidated financial statements included in BE Aerospace's quarterly report on Form 10-Q for the period ended March 31, 2003 and from BE Aerospace's annual report on Form 10-K for the transition period from February 24, 2002 and ended December 31, 2002. The information presented below should be read together with BE Aerospace's consolidated financial statements and the notes related thereto, as well as the section of these reports entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.

    Consolidated Statements of Operations and Comprehensive Income (Loss)(f)


                                                                                  Transition
                                                                                      Period
                                                       Three Months Ended              Ended     Fiscal Years Ended
                                                   ---------------------------   ------------   -------------------
                                                      31-Mar            31-Mar         31-Dec     23-Feb     24-Feb
                                                    2003 (a)      2002 (a) (f)   2002 (a) (f)   2002 (a)   2001 (d)
                                                   ------------   ------------   ------------   --------   --------
                                                              (In millions, except per share data)
Net sales                                             $154.7        $146.0           $503.6      $680.5     $666.4

Cost of sales (e)                                      108.3          96.9            352.3       530.1      416.6
                                                   ---------      --------       ----------     -------     ------
Gross profit                                            46.4          49.1            151.3       150.4      249.8

Operating expenses:

Selling, general and administrative                     28.5          28.6             98.5       139.4      124.2

Research, development and engineering                   10.9           9.8             34.1        43.5       48.9

Legal Settlement (b)                                      --            --             29.5          --         --
                                                   ---------      --------       ----------     -------     ------

     Total operating expenses                           39.4          38.4            162.1       182.9      173.1
                                                   ---------      --------       ----------     -------     ------

Operating (loss) earnings                                7.0          10.7            (10.8)      (32.5)      76.7

Interest expense, net                                   16.8          16.6             57.3        60.5       54.2
                                                   ---------      --------       ----------     -------     ------

(Loss) earnings before income taxes and
extraordinary item                                      (9.8)         (5.9)           (68.1)      (93.0)      22.5

Income taxes                                             1.0            --              2.7         1.8        2.2
                                                   ---------      --------       ----------     -------     ------

(Loss) earnings before extraordinary item              (10.8)         (5.9)           (70.8)      (94.8)      20.3

Extraordinary item (c)                                    --            --               --         9.3         --
                                                   ---------      --------       ----------     -------     ------

Net (loss) earnings (e)                                (10.8)         (5.9)           (70.8)     (104.1)      20.3
Other comprehensive income (loss):
  Foreign exchange translation adjustment                1.3          (1.2)            14.2        (3.9)     (11.3)
                                                   ---------      --------       ----------     -------     ------

Comprehensive (loss) income                             (9.5)        $(7.1)          $(56.6)    $(108.0)      $9.0
                                                   =========      ========       ==========     =======     ======
Basic net (loss) earnings per share before
extraordinary item                                    $(0.31)       $(0.17)          $(2.03)     $(2.90)     $0.80

Extraordinary item                                        --            --               --       (0.28)        --
                                                   ---------      --------       ----------     -------     ------

Basic net (loss) earnings per share                   $(0.31)       $(0.17)          $(2.03)    $(3.18)      $0.80
                                                   =========      ========       ==========     =======     ======

Weighted average common shares                          35.4          34.5             34.9       32.7        25.4
                                                   =========      ========       ==========     =======     ======

Diluted net (loss) earnings per share before
extraordinary item                                    $(0.31)       $(0.17)          $(2.03)    $(2.90)      $0.78

Extraordinary item                                        --            --               --      (0.28)         --
                                                   ---------      --------       ----------     -------     ------

Diluted net (loss) earnings per share                 $(0.31)       $(0.17)          $(2.03)    $(3.18)      $0.78
                                                   =========      ========       ==========     =======     ======

Weighted average common shares                         35.4          34.5             34.9       32.7        25.9
                                                   =========      ========       ==========     =======     ======

                     Consolidated Balance Sheet Data (e) (f)

                                                                              Transition
                                                                                  Period
                                                         Three Months Ended        Ended    Fiscal Years Ended
                                                   -------------------------  -----------  --------------------

                                                        31-Mar       31-Mar       31-Dec     23-Feb     24-Feb
                                                          2003     2002 (f)     2002 (f)       2002       2001
                                                   ------------  -----------  -----------  ---------   --------
                                                                   (In millions, except share data)
Assets

Current assets:

     Cash and cash equivalents                           $75.9          N/A       $156.9     $159.5      $60.3
     Accounts receivable - trade, less allowance for
          Doubtful accounts of $3.9 (Dec. 2002), $4.9
          (Feb. 2002) and $2.6 (Feb. 2001)                81.2                      73.8       93.3       99.7

     Inventories, net                                    171.9                     163.2      157.0      135.0

     Other current assets                                 17.4                      22.8       46.6       50.1
                                                   ------------               -----------  ---------  --------
     Total current assets                                346.4                     416.7      456.4      345.1

Property and equipment, net                              111.6                     115.5      142.7      157.5

Goodwill, net                                            345.2                     344.7      333.1      216.1

Identified intangibles and other assets, net             188.8                     190.2      196.1      217.3
                                                   ------------               -----------  ---------  --------
                                                        $992.0                  $1,067.1   $1,128.3     $936.0
                                                   ============               ===========  =========  ========
Liabilities and Stockholder Equity

Current liabilities:

     Accounts payable and accrued liabilities           $135.1                    $136.9     $150.3     $164.4

     Current portion of long-term debt                     1.9                      16.9        1.3        5.8
                                                   ------------               -----------  ---------  --------

     Total current liabilities                           137.0                     153.8      151.6      170.2

Long-term debt                                           786.1                     836.0      853.5      603.8

Other liabilities                                          7.8                       8.0        2.1       26.7

Stockholders' equity:
     Preferred stock, $0.01 par value; 1.0 million
          shares authorized; none outstanding               --                       --          --         --
     Common stock, $0.01 par value; 100 million
          shares authorized; 35.7 million (March
          2003), 35.2 million (Dec. 2002), 34.4
          million (Feb. 2002) and 28.5 million
          (Feb. 2001) shares issued and
          outstanding                                      0.4                       0.3        0.3        0.3

Additional paid-in capital                               411.3                     410.1      405.3      311.5

Accumulated deficit                                     (340.3)                   (329.5)    (258.7)    (154.6)

Accumulated other comprehensive loss                     (10.3)                    (11.6)     (25.8)     (21.9)
                                                   ------------               -----------  ---------  ---------

Total stockholder equity (e)                              61.1                      69.3      121.1      135.3
                                                   ------------               -----------  ---------  ---------
                                                        $992.0                  $1,067.1   $1,128.3     $936.0
                                                   ============               ===========  =========  =========

                               Footnotes to Table


(a) In response to the terrorist attacks on September 11, 2001 and the resulting impact on the airline industry subsequent to the attacks, BE Aerospace adopted and began to implement a facility consolidation and integration plan in November 2001 designed to re-align its capacity and cost structure consistent with changed conditions in the airline industry. This plan included closing five facilities, reducing the number of principal production facilities from 16 to 11, and reducing the workforce by approximately 1,000 employees. In response to worsening industry conditions during 2002, BE Aerospace revised its consolidation plan to encompass a total of 1,400 employees. The total costs and charges are expected to be approximately $160.0, of which $70.0 is expected to be cash costs. Through March 31, 2003, BE Aerospace incurred approximately $150.9 of the expected total costs (approximately $60.0 of cash costs). BE Aerospace expects to incur the remaining $10.0 of estimated cash costs during calendar 2003, primarily in the first half.

BE Aerospace incurred approximately $6.8 of costs associated with its facilities and personnel consolidation and integration program during the three months ended March 31, 2003, which have been expensed as incurred as a component of cost of sales ($5.6 was incurred during the three months ended March 31, 2002). Cash requirements related to facility consolidation activities were funded from cash in banks.

BE Aerospace incurred costs related to this program as follows:

                                                                         Transition Period        Fiscal Years
                                                   Three Months Ended                Ended               Ended
                                                 --------------------- --------------------  ------------------

                                                    31-Mar     31-Mar               31-Dec              23-Feb
                                                      2003       2002                 2002                2002
                                                 ---------- ----------          -----------        ------------
Cash charges (severance, integration costs,           $6.8       $5.6                $32.5               $21.3
lease termination costs, relocation, training,
facility preparation)
Write-down of property, plant, equipment,               --         --                  7.0                62.9
inventory and other assets
Impaired intangible assets                              --         --                   --                20.4
                                                 ---------- ----------          -----------        ------------
                                                      $6.8       $5.6                $39.5              $104.6
                                                 ========== ==========          ===========        ============

The consolidation and integration costs have been included as a component of cost of sales. Cost of sales included $100.4 of consolidation and integration costs for the ten-month period ended December 31, 2002.

BE Aerospace also incurred acquisition-related expenses of $6.8 during the fiscal year ended February 23, 2002 and the ten-month period ended December 31, 2002, which have been included as a component of selling, general and administrative expenses.

(b) In February 2003, BE Aerospace received an adverse arbitration award related to the amounts due to BE Aerospace from the Thales Group, which reduced the amount due by $29.5.

(c) An extraordinary charge of $9.3 (net of tax) for unamortized debt issue costs, redemption premiums and expenses related to the early retirement of BE Aerospace 9 7/8% senior subordinated notes due February 1, 2006 has been included in its consolidated statement of operations for the ten-month period ended December 31, 2002 and the fiscal year ended February 23, 2002, respectively. Excluding such charge and the costs described in (a) above, BE Aerospace operating earnings were $61.7 and $72.1 and net earnings were $10.9 and $9.8, for the ten-month period ended December 31, 2002 and the fiscal year ended February 23, 2002, respectively.

(d) BE Aerospace's operating results during fiscal 2001 were negatively impacted by costs related to acquisitions and the termination of a proposed initial public offering by its subsidiary Advanced Thermal Sciences. These items reduced BE Aerospace's net earnings by $8.3. Excluding such costs for the year ended February 24, 2001, BE Aerospace's operating earnings were $85.0 and net earnings were $27.7.

(e) BE Aerospace has acquired 23 businesses since 1989 for an aggregate purchase price of nearly $1 billion. BE Aerospace has incurred and expensed approximately $276.5 in fiscal years 1999 - 2002 related to acquisitions, integration of such acquisitions, consolidation of 17 facilities and reduction of 3,000 employees. BE Aerospace incurred and expensed approximately $145.0 of such costs since the terrorist attacks of September 11, 2001, increasing the number of facilities consolidated to 21, with one additional facility expected to be closed by mid-2003, and its planned headcount reductions to 4,400 employees.

(f) On December 31, 2002, BE Aerospace switched to a calendar year fiscal cycle. No balance sheets were published by BE Aerospace for the three months ending March 31, 2002. Unaudited Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows for the three-month period ending March 31, 2002 were published in BE Aerospace's quarterly report on Form 10-Q for the period ending March 31, 2003.

                              Book Value per Share
                                                                      31-Mar
                                                                        2003
                                                                 -----------
Book Value (stockholders' equity) per common share outstanding         $1.71

                       Ratio of Earnings to Fixed Charges*

                                                                                   Transition
                                                           Three Months Ended    Period Ended     Fiscal Year Ended
                                                   ---------------------------  -------------- ---------------------

                                                          31-Mar       31-Mar          31-Dec     23-Feb     24-Feb
                                                            2003         2002            2002       2002       2001
                                                   --------------    ---------  -------------- ----------   --------
Ratio of (loss) earnings to fixed charges                   0.4X         0.6X              *          *        1.4X

*Earnings were insufficient to cover fixed charges by $68.1 and $93.0 for the transition period ended December 31, 2002 and for the fiscal year ended February 23, 2002, respectively.

10. Interests of Directors and Officers; Transactions and Arrangements Concerning the Stock Options and BE Aerospace Common Stock.

          A list of BE Aerospace's directors and executive officers is attached to this document as Schedule A. As of June 19, 2003, such persons, as a group, beneficially owned a total of approximately 3,213,000 stock options under the Plans, which represented approximately 43% of the aggregate outstanding stock options under those Plans as of that date. Of these stock options, 1,838,750 are eligible for exchange in the offer.

          In addition, as of June 19, 2003, the directors and executive officers listed on Schedule A, as a group, beneficially owned a total of 1,089,025 shares of BE Aerospace common stock, which represented approximately 3% of all shares of BE Aerospace common stock issued and outstanding.

          The following list contains, to the best of BE Aerospace's knowledge, the only transactions that BE Aerospace's executive officers, members of the board of directors, or their affiliates engaged in that involved options to purchase BE Aerospace's common stock or involved a purchase or sale of BE Aerospace's common stock since April 24, 2003:

          o On May 2, 2003, Robert A. Marchetti purchased 2,700 shares of BE Aerospace's common stock at a price of $1.60 per share.

          o On May 5, 2003, Jim C. Cowart sold 48,700 shares of BE Aerospace's common stock at a price of $185 per share.

11.    Accounting Consequences of the Offer.

          BE Aerospace believes that it will not incur any material compensation expense solely as a result of the transactions contemplated by the offer because:

          o BE Aerospace will not grant any new stock options to employees or non-employee directors whose eligible stock options are accepted for exchange and cancelled by BE Aerospace pursuant to the offer until a date that is at least six months and one day after the eligible stock options are cancelled pursuant to the offer;

          o no stock options were issued to employees or non-employee directors eligible to participate in the offer during the six-month period prior to the currently scheduled expiration of the offer;

          o the exercise price of all new stock options will equal the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date that the new stock options are granted; and

          o BE Aerospace has not made any oral or written agreement or implied promise to compensate the employees or non-employee directors who accept the offer for any increase in the market price of BE Aerospace common stock occurring after the cancellation of the eligible stock options but prior to the granting of the new stock options.

          BE Aerospace could incur additional compensation expense, however, if any new stock options were to be granted within the six month and one day waiting period to any eligible employee or non-employee director whose stock options were accepted for exchange and cancelled. A stock option grant made before the expiration of that period would be treated for financial reporting purposes as a variable award. In such event, BE Aerospace would be required to record as a compensation expense chargeable against its reported earnings all increases in the market price of the underlying stock option shares which occur between the grant date of that stock option and the date the stock option is exercised for those shares or otherwise terminates unexercised. An increase in compensation expense will decrease earnings and this could have a negative impact on BE Aerospace's stock price performance.

12.    Legal Matters; Regulatory Approvals.

          BE Aerospace is not aware of any license or regulatory permit that appears to be material to BE Aerospace's business that might be adversely affected by BE Aerospace's exchange of eligible stock options and issuance of new stock options to eligible employees and non-employee directors as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the exchange, acquisition or ownership of BE Aerospace stock options as contemplated herein, other than such other approvals as have been or are expected to be obtained by BE Aerospace. BE Aerospace is unable to predict whether it may determine that it is required to delay the acceptance of eligible stock options for exchange pending the outcome of any such matter. BE Aerospace cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to BE Aerospace's business. BE Aerospace's obligation under the offer to accept any tendered eligible stock options for exchange is subject to conditions, including the conditions described in Section 6.

          No approval of this Offer to Exchange is currently required by law or regulation. You should note, however, that on March 17, 2003, the Nasdaq National Market filed proposed new listing standards with the SEC. If adopted, the listing standards would require stockholder approval of certain equity compensation plans and transactions, possibly including option exchange offers. BE Aerospace does not know when the new listing standards will become effective or the effect, if any, that they will have on the offer. At the June 19, 2003 annual meeting, the stockholders of BE Aerospace approved this Offer to Exchange in accordance with the terms of the Plans (other than the UK Plan and the 1996
Plan). While BE Aerospace currently believes that the stockholder approval obtained at the annual meeting would satisfy the proposed listing standards, it cannot guarantee that they will satisfy the final listing standards when and if adopted.

13.    Material Income Tax Consequences.

          Material U.S. Federal Income Tax Consequences

          The following is a general summary of the material U.S. federal income tax consequences of the exchange of eligible stock options for new stock options pursuant to the offer. This discussion is based on the Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the offer, all of which may change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of stock option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. BE Aerospace has not obtained a ruling from the IRS as to the tax consequences of the exchange, and it is possible that the IRS could take a contrary position.

          If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you.

          BE AEROSPACE RECOMMENDS THAT YOU CONSULT YOUR OWN TAX OR FINANCIAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ESTATE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

          Exchange of Stock Options. BE Aerospace believes that the exchange will be treated as a non-taxable exchange. If you tender for exchange eligible incentive or nonqualified stock options for new stock options, you will not be required to recognize income for federal income tax purposes at the time of the exchange. In addition, you will not be required to recognize income for federal income tax purposes upon the grant of the new stock options.

          New Nonqualified Stock Options. Upon the exercise of nonqualified stock options, you will recognize compensation income, taxable as ordinary income, in an amount equal to the excess of (i) the fair market value of the share of common stock purchased upon exercise over (ii) the exercise price of the stock option. This income will be subject to the withholding and employment taxes in effect at the time of exercise. The tax basis of any shares of BE Aerospace common stock that you receive upon exercise of new stock options will be equal to the fair market value of those shares on the date of exercise of those stock options. Upon the subsequent sale of BE Aerospace common stock acquired pursuant to the exercise of the new stock options, you will realize a capital gain or loss equal to the difference between the sale price and the tax basis. Any capital gains or losses will be treated as long-term capital gains or losses if shares were held for more than one year following exercise of the stock options.

          New Incentive Stock Options. To the extent that cancelled eligible stock options are intended to qualify as incentive stock options, the new stock options granted to you will also be incentive stock options as permitted by applicable law. You will not recognize compensation income at the time an incentive stock option is granted or upon the exercise of such stock option, although the amount by which the fair market value of the shares issued upon exercise exceeds the stock option exercise price constitutes a tax preference item that may have alternative minimum tax ("AMT") consequences. Generally, the AMT tax preference item is eliminated if the subsequent sale of the stock takes place during the same taxable year as the year of exercise. In certain circumstances, failure to consider the potential AMT preference item can result in having an AMT tax liability in excess of the fair market value of the underlying stock.

          Upon the disposition of the shares acquired upon exercise of an incentive stock option more than two years after the grant of the stock option and one year after the exercise of the stock option, any gain or loss is treated as long-term capital gain or loss and equals the difference, if any, between the sale price of the shares and the stock option exercise price. If this holding period is not satisfied, you will recognize ordinary income at the time of the disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the stock option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

          If you exercise an incentive stock option and you were not continuously employed by BE Aerospace from the date of grant of such stock option through a date that is no more than three months prior to such exercise (or one year if you become disabled), then such stock option will not qualify as an incentive stock option and, instead, will be treated as a nonqualified stock option (as described above).

          Tax Consequences to BE Aerospace. BE Aerospace will be entitled to a deduction equal to the amount of compensation income, taxable as ordinary income, recognized by you as a result of the exercise of your new stock options in the year of such exercise.

          Effects of the Offer on Existing Incentive Stock Options. There is a risk that incentive stock options you hold may be affected by the offer even if you do not participate in the exchange. BE Aerospace believes you will not be subject to current U.S. federal income tax if you do not elect to participate in the offer. BE Aerospace also believes that the offer will not change the U.S. federal income tax treatment of the exercise of incentive stock options (and sale of shares acquired upon exercise of such stock options) if you do not participate in the exchange. However, the IRS may characterize the offer as a "modification" of incentive stock options even if you decline to participate. A successful assertion by the IRS of this position could extend the stock options' holding period to qualify for favorable tax treatment. Accordingly, to the extent an employee disposes of the shares of BE Aerospace common stock acquired upon exercise of incentive stock options prior to the lapse of the new extended holding period, the incentive stock options could be taxed similarly to nonqualified stock options.

          In addition, a deemed "modification" may also cause a portion of incentive stock options to be treated as nonqualified stock options upon exercise by reason of the dollar limitation imposed under the U.S. federal tax laws on the initial exercisability of incentive stock options. Under this limitation, the maximum dollar amount of shares for which incentive stock options may first become exercisable in any calendar year (including the calendar year in which outstanding stock options are deemed to have been modified and thereby treated as newly granted) cannot exceed $100,000, measured on the basis of the fair market value of the shares on the grant of the stock option or if later, at the time of any deemed modification of that grant.

          IF YOU CHOOSE NOT TO EXCHANGE YOUR ELIGIBLE STOCK OPTIONS, BE AEROSPACE RECOMMENDS THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO THE EXERCISE OF THE ELIGIBLE STOCK OPTIONS YOU DO NOT EXCHANGE AND TO THE SUBSEQUENT SALE OF THE COMMON STOCK PURCHASED UNDER THOSE STOCK OPTIONS.

          Material United Kingdom Income Tax Consequences

          The following is a general summary of the material tax consequences of the exchange of eligible stock options for new stock options pursuant to the offer for individuals who are subject to tax in the United Kingdom. This summary is based on current United Kingdom tax legislation. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of stock option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. BE Aerospace has not obtained a ruling from the U.K. Inland Revenue as to the tax consequences of the exchange, and it is possible that they could take a contrary position.

          If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you.

          BE AEROSPACE RECOMMENDS THAT YOU CONSULT YOUR OWN TAX OR FINANCIAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ESTATE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

          Unapproved New Stock Option Grants. The following tax information applies to grants of new stock options under the offer that have not been approved by the U.K. Inland Revenue. The tax consequences of exercising your new stock options will be different from the tax liability upon the exercise of your eligible stock options to the extent that they were U.K. Inland Revenue approved stock options. Please read the following carefully.

          Exchange of Stock Options. BE Aerospace believes that the exchange will be treated as a non-taxable exchange. If you tender for exchange eligible stock options (whether or not U.K. Inland Revenue approved), you will not be subject to income or social security taxes. In addition, you will not be subject to tax when the unapproved new stock options are granted to you.

          New Unapproved Stock Options. You will be subject to tax when you exercise your unapproved new stock options. Income tax will be charged on the difference between the fair market value of BE Aerospace common stock on the date of exercise and the grant price paid (i.e., the spread). BE Aerospace (or your local employer) will be responsible for tax withholding under the Pay As You Earn system ("PAYE") in relation to the tax due on the spread realized on exercise of your stock options and for paying the income tax withheld to the U.K. Inland Revenue on your behalf. You will be required to pay any tax or National Insurance Contribution liability to BE Aerospace (or your local employer). If you fail to pay the income tax due on the spread within 90 days of the date of exercise of your stock options, you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread. This will give rise to a further income tax charge. You will be liable to pay employees' National Insurance Contributions in relation to the spread on exercise of your new stock option if your earnings do not already exceed the maximum limit for employees' National Insurance Contributions purposes ((pound)30,940 for the tax year 2003 to 2004). Any earnings received over this limit will be subject to a 1% National Insurance liability. This amount is uncapped. BE Aerospace will be responsible for withholding employees' National Insurance Contributions and for paying the amount withheld to the U.K. Inland Revenue on your behalf.

          Sale of Shares. When you sell your shares, you may be subject to capital gains tax. Tax is due on any increase in the value of BE Aerospace common stock realized between the date on which you exercise a stock option and the date on which you sell the common stock acquired on exercise of that stock option. Please note that an annual exemption is available to set against total gains of (pound)7,900 for the tax year 2003 to 2004 and you may also be able to benefit from taper relief to reduce your chargeable gain. The rate of taper relief is dependent upon the number of years during which shares are held and whether the shares qualify as business assets. Any resulting gain will be liable to United Kingdom Capital Gains Tax and subject to a highest tax rate of 40% (based on rates applicable for tax year 2003 to 2004).

          Reporting. BE Aerospace (or your local employer) is required to report the details of the exchange of stock options, the unapproved new stock option grant and any future stock option exercises on its annual U.K. Inland Revenue tax return. In addition to BE Aerospace's reporting obligations, you must report details of any liabilities arising from the exercise of your unapproved new stock options and from the sale or disposal of shares together with details of dividend income to the U.K. Inland Revenue on your personal U.K. Inland Revenue tax return. You will be responsible for paying any taxes owed as a result of the sale of the shares.

          Effects of Offer on Existing U.K. Inland Revenue Approved Stock Options. If you elect not to tender for exchange all or any portion of your eligible U.K. Inland Revenue approved stock options, such stock options will remain outstanding in accordance with their original terms and will continue to be subject to the favorable tax status.

          Material Netherlands Income Tax Consequences

          The following is a general summary of the material tax consequences of the exchange of eligible stock options for new stock options pursuant to the offer for individuals who are subject to tax in the Netherlands. This summary is based on the Dutch Wage Tax Act of 1964. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of stock option holders. Please note that tax laws change frequently and occasionally on a retroactive basis. BE Aerospace has not obtained a ruling from the Netherlands tax inspector to the tax consequences of the exchange, and it is therefore possible that the Dutch tax inspector could take a contrary position to the position described below.

          If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you.

          BE AEROSPACE RECOMMENDS THAT YOU CONSULT YOUR OWN TAX OR FINANCIAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ESTATE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

          General. From a Dutch tax perspective, stock option related tax issues are covered by the Dutch Wage Tax Act of 1964. Apart from the so-called 'Investment Tax' or 'Box III personal income tax' (discussed below) stock options are therefore not taxable for Dutch personal income tax purposes.

          Exchange of Stock Options. From a Dutch wage tax perspective the exchange of the eligible stock options for the new stock options will be treated as a cancellation of the eligible stock options followed by the grant of new stock options.

        Cancellation of Eligible Stock Options. For Dutch wage tax purposes the cancellation of the eligible stock options will be treated as an involuntary exercise of the eligible stock options which could result in a taxable event. Whether a taxable event occurs depends on how the eligible stock options were initially treated for tax purposes. However, in the event a taxable event occurs, the amount of actual taxes to be paid depends on the value of the eligible stock options at the time of cancellation. As the current exercise price of the eligible stock options is significantly higher than the current market price of the underlying shares of BE Aerospace common stock, the current value of the eligible stock options will be calculated at nil from a Dutch wage tax perspective. As a result, the eligible stock options could be terminated without Dutch wage tax consequences even if a taxable event is to be recognized upon cancellation of the eligible stock options.

          Grant of New Stock Options. Based on Dutch wage tax legislation you are taxed with Dutch wage taxes, including Dutch social insurance contributions (to the extent you have not already exceeded the applicable wage ceiling) upon grant with respect to the 25% of your new stock options that are immediately vested on the date of grant. In addition, you will be liable for Dutch wage taxes, including Dutch social insurance contributions, for the remaining new stock options at the moment the stock options become unconditionally exercisable (i.e. vest). No credit will be given for any taxes previously paid with respect to your cancelled eligible stock options.

          Alternatively, prior to the grant of your new stock options, you and BE Aerospace (or your local employer) may jointly request that the Dutch tax authorities grant you a deferral of taxation until the date you exercise your new stock options. Upon the grant of a deferral of taxation, you will be subject to wage taxes on the amount equal to the difference between the fair market value of the shares of BE Aerospace common stock on the date of exercise and the exercise price. In addition, this gain is subject to social insurance contributions if you have not already exceeded your applicable wage ceiling.

          Investment Tax. In addition to the wage taxes being payable, you are subject to an investment yield tax of 1.2% (Box III personal income tax) based on the average of the value of all assets (including the value of unconditionally exercisable (fully vested) stock options, shares of BE Aerospace common stock acquired upon exercise as well as the proceeds from the sale of such shares) that you own at the end of the year. An exemption is available on the first (euro)18,800 (2003) of the average value of the assets held during the relevant calendar year.

          Withholding and Reporting. BE Aerospace (or your local employer) is required to withhold and report wage tax and social insurance contributions (unless the applicable wage ceiling has been met) due at the time of grant, vesting or exercise of your stock options, as applicable. It is your responsibility to pay any investment tax due at the end of each year.

          Exchange Control Information. Pursuant to the so-called
"Rapportagevoorschriftenbetalingsbalansrapportages 2003 (RV 2003)", you may be requested by the Dutch Central Bank (De Nederlandse Bank) to provide certain information with respect to the transactions contemplated under or in connection with the Offer.

14.    Extension of Offer; Termination; Amendment.

          BE Aerospace may, from time to time, extend the period of time during which the offer is open and delay accepting any eligible stock options tendered to BE Aerospace by announcing the extension and giving email or written notice of the extension to eligible employees and non-employee directors and making an announcement thereof. If the offer is extended, then the grant date of the new stock options will also be extended, if necessary, to ensure that the new stock options are granted at least six months and one day following the date tendered eligible stock options are cancelled pursuant to the offer.

          BE Aerospace also expressly reserves the right, in its sole discretion, prior to the expiration of the offer, to terminate or amend the offer and to postpone its acceptance and cancellation of any eligible stock options tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by giving email or written notice of such termination or postponement to eligible employees and non-employee directors and making an announcement thereof. BE Aerospace's reservation of the right to delay its acceptance and cancellation of eligible stock options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act of 1934, as amended, which requires that BE Aerospace pay the consideration offered (i.e., grant of new stock options) or return the eligible stock options tendered promptly after termination or withdrawal of a tender offer.

          Subject to compliance with applicable law, BE Aerospace further reserves the right, in its sole discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by BE Aerospace to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered (i.e., grant of new stock options) in the offer to eligible employees and non-employee directors or by decreasing or increasing the number of stock options subject to the offer.

          Amendments to the offer may be made at any time and from time to time by an announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration of the offer. Any announcement made pursuant to the offer will be disseminated promptly to eligible employees and non-employee directors in a manner reasonably calculated to inform eligible employees and non-employee directors of such change. Without limiting the manner in which BE Aerospace may choose to make an announcement, except as required by applicable law, BE Aerospace has no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing email and written notice through BE Aerospace's normal channels.

          If BE Aerospace materially changes the terms of the offer or the information concerning the offer, or if BE Aerospace waives a material condition of the offer, BE Aerospace will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended. These rules require minimum periods during which an offer must remain open following material changes in the terms of an offer or information concerning an offer.

15.    Fees and Expenses.

          BE Aerospace will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of eligible stock options pursuant to the offer.

16.    Additional Information.

          BE Aerospace has filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. BE Aerospace recommends that you review the Schedule TO, including its exhibits, and the following materials, which BE Aerospace has filed with the SEC, before making a decision as to whether to tender your eligible stock options:

          (a) BE Aerospace's annual report on Form 10-K for the ten-month transition period ended December 31, 2002, filed with the SEC on March 26, 2003;

          (b) BE Aerospace's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the SEC on May 8, 2003;

          (c) the description of BE Aerospace's common stock contained in the prospectus filed as part of BE Aerospace's registration statement on Form S-1 filed with the SEC on March 7, 1990 and the description of the shareholder rights described in BE Aerospace's registration statement on Form 8-K filed with the SEC on November 18, 1998, including all amendments or reports updating this description;

          (d) BE Aerospace's 1989 Plan filed as an exhibit to BE Aerospace's Registration Statement on Form S-8 filed with the SEC on October 15, 1996, together with Amendment Number 1 to the 1989 Plan filed as an exhibit to BE Aerospace's Registration Statement on Form S-8 filed with the SEC on October 15, 1999, the 1991 Directors Plan filed as an exhibit to BE Aerospace's Registration Statement on Form S-8 filed with the SEC on May 26, 1992, the UK Plan filed as an exhibit to BE Aerospace's Registration Statement filed on Form S-1, as amended, with the SEC on November 3, 1992, the 1996 Plan filed as an exhibit to BE Aerospace's Registration Statement filed on Form S-8 with the SEC on October 15, 1996, together with Amendment Number 1 to the 1996 Plan filed as an exhibit to BE Aerospace's Registration Statement on Form S-8 filed with the SEC on October 15, 1999 and Amendment Number 2 to the 1996 Plan filed as an exhibit to BE Aerospace's Registration Statement on Form S-8 filed with the SEC on February 16, 2000, the 2001 Employee Plan and the 2001 Directors Plan filed as an exhibit to BE Aerospace's Registration Statement on Form S-8 filed with the SEC on October 11, 2001; and

          (e) BE Aerospace's Reports on Form 8-K, dated January 7, 2003, January 23, 2003, February 11, 2003, March 4, 2003, and April 21, 2003.

          BE Aerospace hereby incorporates by reference additional documents that BE Aerospace may file with the SEC between the date of this Offer to Exchange and the expiration of the offer. These include periodic reports, such as annual reports on Form 10-K and current reports on Form 8-K, as well as proxy statements.

          The SEC File Number for these filings is 000-18348. These filings, BE Aerospace's other annual, quarterly and current reports, BE Aerospace's proxy statements and BE Aerospace's other SEC filings may be examined, and copies may be obtained, at the following SEC public reference room:

                     Securities and Exchange Commission
                     450 Fifth Street, N.W.
                     Room 1024
                     Washington, D.C.  20549

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. BE Aerospace's SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

          BE Aerospace's shares of common stock are quoted on the Nasdaq National Market under the symbol "BEAV."

          BE Aerospace will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which BE Aerospace has referred you. Requests should be directed to:

                  BE Aerospace, Inc.
                  Attention:  Jeffrey P. Holtzman
                  1400 Corporate Center Way
                  Wellington, FL 33414
                  Telephone number:   (561) 791-5000, ext. 1402
                  Facsimile number:   (561) 791-3966
                  Email:  jeff_holtzman@beaerospace.com
between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time. As you read the documents listed in Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document. The information about BE Aerospace contained in this Offer to Exchange should be read together with the information contained in the documents to which BE Aerospace has referred you.

17.    Forward-Looking Statements.

          This Offer to Exchange and BE Aerospace's SEC reports referred to above include forward-looking statements that reflect BE Aerospace management's current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe BE Aerospace's objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause BE Aerospace's actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. In addition to the risk factors described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors that may affect future results of operations" contained in BE Aerospace's annual report on Form 10-K for the transition period ended December 31, 2002 and BE Aerospace's quarterly reports on Form 10-Q filed after such Form 10-K, the following important risks and uncertainties could affect future results, causing these results to differ materially from those expressed in BE Aerospace's forward-looking statements:

          o    general economic conditions in the United States;

          o continued impact of, or new occurrences of, terrorist attacks in the United States;

          o the competitive environment in the aerospace industry or related industries in general and in BE Aerospace's specific market area;

          o    changes in costs of goods and services;

          o    changes in operating strategy or development plans;

          o    liability and other claims asserted against BE Aerospace; and

          o    demographic changes.

          These factors and the risk factors described in BE Aerospace's SEC filings are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of BE Aerospace's forward-looking statements. Other unknown or unpredictable factors also could affect BE Aerospace's future results. The forward-looking statements included in the above-mentioned annual report on Form 10-K and quarterly reports on Form 10-Q were made only as of the respective date of these reports. BE Aerospace expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

18.    Miscellaneous.

          BE Aerospace is not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If BE Aerospace becomes aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable laws or rules of any regulatory authority or other governing agencies or groups of any jurisdiction, BE Aerospace will make a good faith effort to comply with such laws or rules. If, after such good faith effort, BE Aerospace cannot comply with such laws or rules, the offer will not be made to, nor will tenders be accepted from or on behalf of, eligible employees or non-employee directors residing in such jurisdiction.

          BE Aerospace has not authorized any person to make any recommendation or representations on its behalf as to whether you should tender or refrain from tendering your eligible stock options pursuant to the offer. You should rely only on the information contained in this document or to documents to which BE Aerospace has referred you. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by BE Aerospace.

                                                      BE Aerospace, Inc.

June 23, 2003

                                   SCHEDULE A

   INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF BE AEROSPACE

Name                          Title                                              Business Address and Telephone***
----                          -----                                              ------------------------------

Amin J. Khoury                Chairman of the Board

Robert J. Khoury              President, Chief Executive Officer and Director

Jim C. Cowart                 Director*

Richard G. Hamermesh          Director*

Brian H. Rowe                 Director**

Jonathan M. Schofield         Director*, **

David C. Hurley               Director

Thomas P. McCaffrey           Corporate Senior Vice President of
                              Administration and Chief Financial Officer

Michael B. Baughan            Senior Vice President and General Manager,
                              Commercial Aircraft Products Group

Robert A. Marchetti           Group Vice President and General Manager,
                              Fastener Distribution Group

Mark D. Krosney               Group Vice President and General Manager,
                              Business Jet Group

Edmund J. Moriarty            Corporate Vice President-Law, General Counsel
                              and Secretary

Jeffrey P. Holtzman           Vice President - Finance and Treasurer

Stephen R. Swisher            Vice President - Finance and Controller


---------------------

*        Member, Audit Committee

**       Member, Stock Option and Compensation Committee

*** The business address and telephone of the persons set forth on this Schedule are BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414, (561) 791-5000.

                                   SCHEDULE B

                            FORM OF ACCEPTANCE LETTER

                        United States and the Netherlands


                               BE AEROSPACE, INC.

                                  ACCEPTANCE OF
                          STOCK OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 23, 2003

                         THE ACCEPTANCE RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE

To:      BE Aerospace, Inc.
         Attention:  Jeffrey P. Holtzman
         Vice President - Finance and Treasurer
         1400 Corporate Center Way
         Wellington, FL 33414
         Telephone number:   (561) 791-5000 ext. 1402
         Facsimile number:   (561) 791-3966

         Delivery of the signature page of this acceptance letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

To BE Aerospace, Inc.:

          I have received and read the Offer to Exchange dated June 23, 2003 (the "Offer to Exchange"), the related cover letter and this Acceptance Letter (this "Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer").

          Subject to the terms and conditions of the Offer, I, the undersigned, hereby tender to BE Aerospace, Inc. ("BE Aerospace" or the "Company ") the eligible stock options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page to this Letter that (i) were granted to me under any one or more of the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"), 1991 Directors' Stock Option Plan (the "1991 Directors Plan"), United Kingdom 1992 Employee Share Option Scheme (the "UK Plan"), 1996 Stock Option Plan (the "1996 Plan"), 2001 Stock Option Plan (the "2001 Employee Plan") and 2001 Directors' Stock Option Plan (the "2001 Directors Plan," together with the 1989 Plan, the 1991 Directors Plan, the UK Plan, the 1996 Plan, the 2001 Employee Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Stock Options") in exchange for new stock options that BE Aerospace will grant under the 1996 Plan, 2001 Employee Plan, and/or the 2001 Directors Plan (the "New Stock Options") as described in the Offer to Exchange.


          I understand and acknowledge that:

          o I am not required to exchange all of my eligible stock options, but I must tender all stock options covered by a particular grant evidenced by one option agreement if I wish to accept the Offer. While generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, I may tender the remaining portion of any grant of eligible stock options that I have partially exercised.

          o All Tendered Stock Options properly tendered prior to 5:00 p.m., Eastern Time, on July 22, 2003, unless the Company has extended the period of time the Offer will remain open, will be exchanged for New Stock Options if the Tendered Stock Options are (i) properly tendered, and not validly withdrawn, by eligible employees before the expiration of the Offer and (ii) accepted by BE Aerospace upon the terms and subject to the conditions of the Offer.

          o Tendered Stock Options that BE Aerospace accepts for exchange pursuant to the Offer will be cancelled and the agreements evidencing such shares will be null and void. The New Stock Options will be issued pursuant to the 1996 Plan, the 2001 Employee Plan, and/or the 2001 Directors Plan, as applicable. I will receive new option agreements from BE Aerospace.

          o BE Aerospace will grant the New Stock Options on the first business day after the date that is six months and one day after the Tendered Stock Options are cancelled pursuant to the Offer. The Offer is a three-for-one exchange. BE Aerospace will grant a New Stock Option to purchase one share of BE Aerospace common stock for every three Tendered Stock Options to purchase one share of BE Aerospace common stock exchanged in the Offer.

          o If I accept the Offer and my employment with, or service as a non-employee director of, BE Aerospace is terminated for any reason (including death and permanent disability) after such acceptance but prior to the expiration of the Offer, my acceptance will be presumed to have been automatically withdrawn, and my Tendered Stock Options will remain outstanding in accordance with their current terms.

          o If, as an employee, I elect to accept the Offer and after the cancellation of my eligible stock options pursuant to the Offer, but prior to the grant of my New Stock Options, my employment terminates for any reason including, without limitation, a reduction in force, my voluntary resignation, my termination with or without cause or my death or permanent disability, I will not receive any New Stock Options, and I will have lost all my rights with respect to the Tendered Stock Options that I tendered in the Offer.

          o If, as a non-employee director, I elect to accept the Offer and after the cancellation of my Tendered Stock Options pursuant to the offer, but prior to the grant of my New Stock Options, my service as a director terminates for any reason, including voluntary resignation, removal for cause, my disqualification or my death, I will not receive any New Stock Options, and I will have lost all my rights with respect to the Tendered Stock Options that I tendered in the Offer.

          o As an employee, I understand that my employment with BE Aerospace is "at will" and may be terminated at any time. As a non-employee director, I understand that my service as a director of BE Aerospace is not guaranteed and BE Aerospace is under no obligation to nominate me or cause my reelection to the board of directors.

          o If I accept the Offer and I am on an authorized leave of absence on the New Stock Option grant date, I will be entitled to a grant of New Stock Options only if I return to active employment with BE Aerospace on or before July 26, 2004. In that event, I will receive a grant of New Stock Options on the date I return to active employment.

          o The exercise price of the New Stock Options will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant, which will occur on the first business day after the date that is six months and one day after the Tendered Stock Options are cancelled pursuant to the Offer.

          o By tendering the Tendered Stock Options pursuant to the procedures described in the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. BE Aerospace's acceptance of my Letter will constitute a binding agreement between BE Aerospace and me upon the terms and subject to the conditions of the Offer.

          o If I validly withdraw from the Offer or if BE Aerospace rejects my Letter for any reason described in the Offer to Exchange, all my eligible stock options will remain outstanding in accordance with, and subject to, their current terms.

          To validly accept the Offer, I must, in accordance with the terms of the Offer, properly complete, sign and deliver to BE Aerospace the signature page to this Letter, or a facsimile thereof, prior to the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. If the Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Letter.

                                 SIGNATURE PAGE

          I hereby represent and warrant that I have full power and authority to tender the Tendered Stock Options and that, when and to the extent that the Tendered Stock Options are accepted for exchange by the Company, the Tendered Stock Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Stock Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Stock Options pursuant to the Offer.

          I hereby tender the eligible stock options to purchase shares of common stock of BE Aerospace set forth below that (i) were granted to me under the Option Plans, (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer.

                               SIGNATURE OF OWNER

                               X
                                ------------------------------------------------
                               (Signature of Holder or Authorized
                               Signatory--See Instructions 1 and 3)

                               Capacity:
                                          --------------------------------------

                               Date:  ___________, 2003

                               Print Name:
                                              ----------------------------------

                               Position:
                                              ----------------------------------

                               Address:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


                               Telephone No.
                               (with area code):
                                                --------------------------------

                               Email Address:
                                             -----------------------------------

------------------------------------- ---------------------------------- ----------------------------------
           Date of Grant                   Number of Stock Options                Exercise Price
------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

                      INSTRUCTIONS TO THE ACCEPTANCE LETTER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter before the expiration of the Offer. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver any of the other pages of the Letter. Similarly, you do not need to return the option agreements governing your Tendered Stock Options to effectively accept this Offer. Such agreements will be null and void upon BE Aerospace's acceptance of your properly executed and delivered Letter and cancellation of your Tendered Stock Options pursuant to the Offer.

          BE Aerospace will only accept delivery of your signed signature page of the Letter by regular external mail, hand delivery or facsimile. BE Aerospace will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you choose to deliver your signature page by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the Offer until BE Aerospace receives your executed signature page. BE Aerospace must receive your completed and signed signature page at the address or facsimile number set forth on the front cover of this Letter.

          You may withdraw from the Offer at any time before the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. You must withdraw from the Offer with respect to all your Tendered Stock Options; you may not withdraw from the Offer with respect to only a portion of your Tendered Stock Options. If the Offer is extended by BE Aerospace beyond its initial expiration, you may withdraw from the Offer at any time until the extended expiration of the Offer. In addition, if BE Aerospace has not accepted your Letter by August 19, 2003, you may withdraw from the Offer. To validly withdraw from the Offer, BE Aerospace must receive, at the address set forth on the front cover of this Letter, the signature page to a withdrawal letter (using the form attached as Schedule C of the Offer to Exchange), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the Offer. The withdrawal letter must specify the name of the eligible employee or non-employee director who is withdrawing from the Offer and must be signed by the eligible employee or non-employee director who submitted the Letter. You may not rescind any withdrawal, and you will not be deemed to properly accept the Offer after any valid withdrawal, unless you properly re-tender your eligible stock options before the expiration of the Offer by following the procedures described in the Offer.

          Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. BE Aerospace's determination of these matters will be final and binding on all parties.

          The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees and non-employee directors, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

          2. Tenders. An eligible employee or non-employee director is not required to exchange all of his or her eligible stock options but must tender all stock options covered by a particular grant evidenced by one option agreement. While generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible stock option that you have partially exercised.

          3. Signatures on this Acceptance Letter. If this Letter is signed by the eligible employee or non-employee director who is the holder of the Tendered Stock Options, the signature must be by such employee or non-employee director. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

          4. Requests for Assistance or Additional Copies. Any questions or requests for assistance or copies of any documents referred to in the Offer may be directed to: BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, 1400 Corporate Center Way, Wellington, FL 33414, Telephone number: (561) 791-5000, ext. 1402, Facsimile number: (561) 791-3966, email:
jeff_holtzman@beaerospace.com. Copies will be furnished at the Company's expense.

          5. Irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. BE Aerospace will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of acceptance letters and acceptance of any Tendered Stock Options. BE Aerospace's determination of these matters will be final and binding on all parties. BE Aerospace may reject any or all Letters and any Tendered Stock Options that BE Aerospace determines is not in appropriate form or that BE Aerospace determines is unlawful to accept. Otherwise, BE Aerospace expects to accept all properly and timely submitted Letters and any Tendered Stock Options, which are not validly withdrawn prior to the expiration of the Offer. BE Aerospace may also waive any of the conditions of the Offer or any defect or irregularity with respect to any particular Letter or delivery thereof, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Letter will be deemed to have been properly submitted and no Tendered Stock Options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or non-employee director or waived by BE Aerospace. Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any Letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

          Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company prior to the expiration of the Offer. You must deliver a properly signed copy of the signature page to this Letter by regular external mail, hand delivery, or facsimile to the address or facsimile number set forth on the front cover of this Letter prior to the expiration of the Offer. Delivery by email or any form of interoffice mail will NOT be accepted.

          6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

                            FORM OF ACCEPTANCE LETTER

                                 United Kingdom



                               BE AEROSPACE, INC.

                                  ACCEPTANCE OF
                          STOCK OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 23, 2003

                         THE ACCEPTANCE RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE

To:      BE Aerospace, Inc.
         Attention:  Jeffrey P. Holtzman
         Vice President - Finance and Treasurer
         1400 Corporate Center Way
         Wellington, FL 33414
         Telephone number:   (561) 791-5000 ext. 1402
         Facsimile number:   (561) 791-3966

         Delivery of the signature page of this acceptance letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

To BE Aerospace, Inc.:

          I have received and read the Offer to Exchange dated June 23, 2003 (the "Offer to Exchange"), the related cover letter and this Acceptance Letter (this "Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer").

          Subject to the terms and conditions of the Offer, I, the undersigned, hereby tender to BE Aerospace, Inc. ("BE Aerospace" or the "Company ") the eligible stock options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page to this Letter that (i) were granted to me under any one or more of the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"), 1991 Directors' Stock Option Plan (the "1991 Directors Plan"), United Kingdom 1992 Employee Share Option Scheme (the "UK Plan"), 1996 Stock Option Plan (the "1996 Plan"), 2001 Stock Option Plan (the "2001 Employee Plan") and 2001 Directors' Stock Option Plan (the "2001 Directors Plan," together with the 1989 Plan, the 1991 Directors Plan, the UK Plan, the 1996 Plan, the 2001 Employee Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Stock Options") in exchange for new stock options that BE Aerospace will grant under the 1996 Plan, 2001 Employee Plan, and/or the 2001 Directors Plan (the "New Stock Options") as described in the Offer to Exchange.


          I understand and acknowledge that:

          o I am not required to exchange all of my eligible stock options, but I must tender all stock options covered by a particular grant evidenced by one option agreement if I wish to accept the Offer. While generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, I may tender the remaining portion of any grant of eligible stock options that I have partially exercised.

          o All Tendered Stock Options properly tendered prior to 5:00 p.m., Eastern Time, on July 22, 2003, unless the Company has extended the period of time the Offer will remain open, will be exchanged for New Stock Options if the Tendered Stock Options are (i) properly tendered, and not validly withdrawn, by eligible employees before the expiration of the Offer and (ii) accepted by BE Aerospace upon the terms and subject to the conditions of the Offer.

          o Tendered Stock Options that BE Aerospace accepts for exchange pursuant to the Offer will be cancelled and the agreements evidencing such shares will be null and void. The New Stock Options will be issued pursuant to the 1996 Plan, the 2001 Employee Plan, and/or the 2001 Directors Plan, as applicable. I will receive new option agreements from BE Aerospace.

          o BE Aerospace will grant the New Stock Options on the first business day after the date that is six months and one day after the Tendered Stock Options are cancelled pursuant to the Offer. The Offer is a three-for-one exchange. BE Aerospace will grant a New Stock Option to purchase one share of BE Aerospace common stock for every three Tendered Stock Options to purchase one share of BE Aerospace common stock exchanged in the Offer.

          o If I accept the Offer and my employment with, or service as a non-employee director of, BE Aerospace is terminated for any reason (including death and permanent disability) after such acceptance but prior to the expiration of the Offer, my acceptance will be presumed to have been automatically withdrawn, and my Tendered Stock Options will remain outstanding in accordance with their current terms.

          o If, as an employee, I elect to accept the Offer and after the cancellation of my eligible stock options pursuant to the Offer, but prior to the grant of my New Stock Options, my employment terminates for any reason including, without limitation, a reduction in force, my voluntary resignation, my termination with or without cause or my death or permanent disability, I will not receive any New Stock Options, and I will have lost all my rights with respect to the Tendered Stock Options that I tendered in the Offer.

          o If, as a non-employee director, I elect to accept the Offer and after the cancellation of my Tendered Stock Options pursuant to the offer, but prior to the grant of my New Stock Options, my service as a director terminates for any reason, including voluntary resignation, removal for cause, my disqualification or my death, I will not receive any New Stock Options, and I will have lost all my rights with respect to the Tendered Stock Options that I tendered in the Offer.

          o As an employee, I understand that my employment with BE Aerospace is "at will" and may be terminated at any time. As a non-employee director, I understand that my service as a director of BE Aerospace is not guaranteed and BE Aerospace is under no obligation to nominate me or cause my reelection to the board of directors.

          o If I accept the Offer and I am on an authorized leave of absence on the New Stock Option grant date, I will be entitled to a grant of New Stock Options only if I return to active employment with BE Aerospace on or before July 26, 2004. In that event, I will receive a grant of New Stock Options on the date I return to active employment.

          o The exercise price of the New Stock Options will be equal to the closing price of BE Aerospace common stock as reported on the composite tape of the Nasdaq National Market on the trading day immediately preceding the date of grant, which will occur on the first business day after the date that is six months and one day after the Tendered Stock Options are cancelled pursuant to the Offer.

          o By tendering the Tendered Stock Options pursuant to the procedures described in the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. BE Aerospace's acceptance of my Letter will constitute a binding agreement between BE Aerospace and me upon the terms and subject to the conditions of the Offer.

          o If I validly withdraw from the Offer or if BE Aerospace rejects my Letter for any reason described in the Offer to Exchange, all my eligible stock options will remain outstanding in accordance with, and subject to, their current terms.

          To validly accept the Offer, I must, in accordance with the terms of the Offer, properly complete, sign and deliver to BE Aerospace the signature page to this Letter, or a facsimile thereof, prior to the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. If the Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Letter.

                                 SIGNATURE PAGE

          I hereby represent and warrant that I have full power and authority to tender the Tendered Stock Options and that, when and to the extent that the Tendered Stock Options are accepted for exchange by the Company, the Tendered Stock Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Stock Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Stock Options pursuant to the Offer.

          I hereby tender the eligible stock options to purchase shares of common stock of BE Aerospace set forth below that (i) were granted to me under the Option Plans, (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer.

                                EXECUTED AS A DEED BY:

                                X
                                 -----------------------------------------------
                                (Signature of Holder or Authorized
                                Signatory--See Instructions 1 and 3)

                                Capacity:
                                           -------------------------------------

                                Date:  ___________, 2003

                                Print Name:
                                               ---------------------------------

                                Position:
                                               ---------------------------------

                                Address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------


                                Telephone No.
                                (with area code):
                                                 -------------------------------

                                Email Address:
                                              ----------------------------------

                                X
                                ------------------------------------------------
                                (Signature of Witness)

                                Witness' Name:
                                              ----------------------------------

                                Witness'
                                Address:     -----------------------------------

                                             -----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                Witness'
                                Occupation:
                                             -----------------------------------

                                Please note that the witness to your signature must not be a family member and must be an adult over the age of 18.

------------------------------------- ---------------------------------- ----------------------------------
           Date of Grant                   Number of Stock Options                Exercise Price
------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------


                      INSTRUCTIONS TO THE ACCEPTANCE LETTER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter before the expiration of the Offer. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver any of the other pages of the Letter. Similarly, you do not need to return the option agreements governing your Tendered Stock Options to effectively accept this Offer. Such agreements will be null and void upon BE Aerospace's acceptance of your properly executed and delivered Letter and cancellation of your Tendered Stock Options pursuant to the Offer.

          BE Aerospace will only accept delivery of your signed signature page of the Letter by regular external mail, hand delivery or facsimile. BE Aerospace will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you choose to deliver your signature page by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the Offer until BE Aerospace receives your executed signature page. BE Aerospace must receive your completed and signed signature page at the address or facsimile number set forth on the front cover of this Letter.

          You may withdraw from the Offer at any time before the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, July 22, 2003. You must withdraw from the Offer with respect to all your Tendered Stock Options; you may not withdraw from the Offer with respect to only a portion of your Tendered Stock Options. If the Offer is extended by BE Aerospace beyond its initial expiration, you may withdraw from the Offer at any time until the extended expiration of the Offer. In addition, if BE Aerospace has not accepted your Letter by August 19, 2003, you may withdraw from the Offer. To validly withdraw from the Offer, BE Aerospace must receive, at the address set forth on the front cover of this Letter, the signature page to a withdrawal letter (using the form attached as Schedule C of the Offer to Exchange), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the Offer. The withdrawal letter must specify the name of the eligible employee or non-employee director who is withdrawing from the Offer and must be signed by the eligible employee or non-employee director who submitted the Letter. You may not rescind any withdrawal, and you will not be deemed to properly accept the Offer after any valid withdrawal, unless you properly re-tender your eligible stock options before the expiration of the Offer by following the procedures described in the Offer.

          Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. BE Aerospace's determination of these matters will be final and binding on all parties.

          The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees and non-employee directors, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

          2. Tenders. An eligible employee or non-employee director is not required to exchange all of his or her eligible stock options but must tender all stock options covered by a particular grant evidenced by one option agreement. While generally no partial tenders with respect to eligible stock options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible stock option that you have partially exercised.

          3. Signatures on this Acceptance Letter. If this Letter is signed by the eligible employee or non-employee director who is the holder of the Tendered Stock Options, the signature must be by such employee or non-employee director. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

          4. Requests for Assistance or Additional Copies. Any questions or requests for assistance or copies of any documents referred to in the Offer may be directed to: BE Aerospace, Inc., Attention: Jeffrey P. Holtzman, 1400 Corporate Center Way, Wellington, FL 33414, Telephone number: (561) 791-5000, ext. 1402, Facsimile number: (561) 791-3966, email:
jeff_holtzman@beaerospace.com. Copies will be furnished at the Company's expense.

          5. Irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. BE Aerospace will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of acceptance letters and acceptance of any Tendered Stock Options. BE Aerospace's determination of these matters will be final and binding on all parties. BE Aerospace may reject any or all Letters and any Tendered Stock Options that BE Aerospace determines is not in appropriate form or that BE Aerospace determines is unlawful to accept. Otherwise, BE Aerospace expects to accept all properly and timely submitted Letters and any Tendered Stock Options, which are not validly withdrawn prior to the expiration of the Offer. BE Aerospace may also waive any of the conditions of the Offer or any defect or irregularity with respect to any particular Letter or delivery thereof, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Letter will be deemed to have been properly submitted and no Tendered Stock Options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or non-employee director or waived by BE Aerospace. Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any Letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

          Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company prior to the expiration of the Offer. You must deliver a properly signed copy of the signature page to this Letter by regular external mail, hand delivery, or facsimile to the address or facsimile number set forth on the front cover of this Letter prior to the expiration of the Offer. Delivery by email or any form of interoffice mail will NOT be accepted.

          6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

                                   SCHEDULE C

                            FORM OF WITHDRAWAL LETTER

                        United States and The Netherlands

                               BE AEROSPACE, INC.


                                  WITHDRAWAL OF
                PREVIOUSLY TENDERED STOCK OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 23, 2003

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                            5:00 P.M., EASTERN TIME,
                                ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE



To:      BE Aerospace, Inc.
         Attention:  Jeffrey P. Holtzman
         1400 Corporate Center Way
         Wellington, FL 33414
         Telephone number:(561) 791-5000, ext. 1402
         Facsimile number:   (561) 791-3966


         Delivery of the signature page of this withdrawal letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 23, 2003, my Acceptance Letter previously submitted to BE Aerospace, and this Withdrawal Letter, I hereby withdraw the tender of all of my Tendered Stock Options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To BE Aerospace, Inc.:

          Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 23, 2003 (the "Offer to Exchange"), the related cover letter and my Acceptance Letter (the "Acceptance Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer"), I tendered to BE Aerospace, Inc. ("BE Aerospace" or the "Company"), the eligible stock options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page of the Acceptance Letter that (i) were granted to me under any one or more of the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"), 1991 Directors' Stock Option Plan (the "1991 Directors Plan"), United Kingdom 1992 Employee Share Option Scheme (the "UK Plan"), 1996 Stock Option Plan (the "1996 Plan"), 2001 Stock Option Plan (the "2001 Employee Plan") and 2001 Directors' Stock Option Plan (the "2001 Directors Plan," together with the 1989 Plan, the 1991 Directors Plan, the UK Plan, the 1996 Plan, the 2001 Employee Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Stock Options") in exchange for new stock options that BE Aerospace will grant under the 1996 Plan, 2001 Employee Plan and/or 2001 Directors Plan (the "New Stock Options"). Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Stock Options prior to 5:00 p.m., Eastern Time, on July 22, 2003, unless the Company has extended the period of time the Offer will remain open, in which case I can withdraw the tender of my Tendered

Stock Options prior to the expiration of the extended period. In addition, if the Company has not accepted my Acceptance Letter by August 19, 2003, I may withdraw from the Offer. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Stock Options.

          I understand and acknowledge that:

          (1) I may not rescind any withdrawal, and I will not be deemed to properly accept the Offer after any valid withdrawal, unless I properly re-tender my eligible stock options before the expiration of the Offer by following the procedures described in the Offer.

          (2) I must withdraw from the Offer with respect to all of my Tendered Stock Options; I may not withdraw from the Offer with respect to only a portion of my Tendered Stock Options. All such withdrawn stock options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule.

          (3) Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. BE Aerospace's determination of these matters will be final and binding on all parties.

          (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded.

          (5) I agree to all of the terms and conditions of the Offer and this Withdrawal Letter.

          This Withdrawal Letter must specify the name of the eligible employee or non-employee director who is withdrawing from the Offer and must be signed by the eligible employee or non-employee director who submitted the Acceptance Letter. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

          Important: To validly withdraw from the Offer, BE Aerospace must receive, at the address set forth above, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth above, properly completed and signed by you, while you still have the right to withdraw from the Offer.

          BE Aerospace will only accept delivery of your signature page to this Withdrawal Letter by regular external mail, hand delivery or facsimile. BE Aerospace will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If delivery is by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have withdrawn until BE Aerospace receives your executed signature page. BE Aerospace must receive your completed and signed signature page at the address or facsimile number set forth above.

                               SIGNATURE OF OWNER

                               X
                                ------------------------------------------------
                               (Signature of Holder or Authorized
                               Signatory--See Items 1 and 3 of the Instructions to the Acceptance Letter)

                               Capacity:
                                         ---------------------------------------

                               Date:  ___________, 2003

                               Print Name:
                                           -------------------------------------

                               Position:
                                         ---------------------------------------

                               Address:
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------

                              Telephone No.
                              (with area code):
                                               ---------------------------------

                              Email Address:
                                            ------------------------------------

------------------------------------- ---------------------------------- ----------------------------------
           Date of Grant                   Number of Stock Options                Exercise Price
------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

                            FORM OF WITHDRAWAL LETTER

                                 United Kingdom

                               BE AEROSPACE, INC.


                                  WITHDRAWAL OF
                PREVIOUSLY TENDERED STOCK OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 23, 2003

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                            5:00 P.M., EASTERN TIME,
                                ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE



To:      BE Aerospace, Inc.
         Attention:  Jeffrey P. Holtzman
         1400 Corporate Center Way
         Wellington, FL 33414
         Telephone number:(561) 791-5000, ext. 1402
         Facsimile number:   (561) 791-3966


         Delivery of the signature page of this withdrawal letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 23, 2003, my Acceptance Letter previously submitted to BE Aerospace, and this Withdrawal Letter, I hereby withdraw the tender of all of my Tendered Stock Options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To BE Aerospace, Inc.:

          Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 23, 2003 (the "Offer to Exchange"), the related cover letter and my Acceptance Letter (the "Acceptance Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer"), I tendered to BE Aerospace, Inc. ("BE Aerospace" or the "Company"), the eligible stock options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page of the Acceptance Letter that (i) were granted to me under any one or more of the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"), 1991 Directors' Stock Option Plan (the "1991 Directors Plan"), United Kingdom 1992 Employee Share Option Scheme (the "UK Plan"), 1996 Stock Option Plan (the "1996 Plan"), 2001 Stock Option Plan (the "2001 Employee Plan") and 2001 Directors' Stock Option Plan (the "2001 Directors Plan," together with the 1989 Plan, the 1991 Directors Plan, the UK Plan, the 1996 Plan, the 2001 Employee Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Stock Options") in exchange for new stock options that BE Aerospace will grant under the 1996 Plan, 2001 Employee Plan and/or 2001 Directors Plan (the "New Stock Options"). Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Stock Options prior to 5:00 p.m., Eastern Time, on July 22, 2003, unless the Company has extended the period of time the Offer will remain open, in which case I can withdraw the tender of my Tendered Stock Options prior to the expiration of the extended period. In addition, if the Company has not accepted my Acceptance Letter by August 19, 2003, I may withdraw the Offer. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Stock Options.

          I understand and acknowledge that:

          (1) I may not rescind any withdrawal, and I will not be deemed to properly accept the Offer after any valid withdrawal, unless I properly re-tender my eligible stock options before the expiration of the Offer by following the procedures described in the Offer.

          (2) I must withdraw from the Offer with respect to all of my Tendered Stock Options; I may not withdraw from the Offer with respect to only a portion of my Tendered Stock Options. All such withdrawn stock options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule.

          (3) Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. BE Aerospace's determination of these matters will be final and binding on all parties.

          (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded.

          (5) I agree to all of the terms and conditions of the Offer and this Withdrawal Letter.

          This Withdrawal Letter must specify the name of the eligible employee or non-employee director who is withdrawing from the Offer and must be signed by the eligible employee or non-employee director who submitted the Acceptance Letter. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

          Important: To validly withdraw from the Offer, BE Aerospace must receive, at the address set forth above, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth above, properly completed and signed by you, while you still have the right to withdraw from the Offer.

          BE Aerospace will only accept delivery of your signature page to this Withdrawal Letter by regular external mail, hand delivery or facsimile. BE BE Aerospace will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If delivery is by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have withdrawn until BE Aerospace receives your executed signature page. BE Aerospace must receive your completed and signed signature page at the address or facsimile number set forth above.

                                    EXECUTED AS A DEED BY:

                                    X
                                     -------------------------------------------
                                    (Signature of Holder or Authorized
                                    Signatory--See Items 1 and 3 of the
                                    Instructions to the Acceptance Letter)

                                    Capacity:
                                               ---------------------------------

                                    Date:  ___________, 2003

                                    Print Name:
                                                --------------------------------

                                    Position:
                                              ----------------------------------

                                    Address:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


                                    Telephone No.
                                    (with area code):
                                                     ---------------------------

                                    Email Address:
                                                  ------------------------------

                                    X
                                    --------------------------------------------
                                    (Signature of Witness)

                                    Witness' Name:
                                                  ------------------------------

                                    Witness'
                                    Address:   ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                    Witness'
                                    Occupation:
                                               ---------------------------------

                                    Please note that the witness to your
                                    signature must not be a family member
                                    and must be an adult over the age of 18.

------------------------------------- ---------------------------------- ----------------------------------
           Date of Grant                   Number of Stock Options                Exercise Price
------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------